Part II – Information Required in Offering Circular

Preliminary Offering Circular dated December 21, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

TRAQIQ, INC.

24,055,596   SHARES OF COMMON STOCK

This is the public offering of shares of common stock of TraqIQ, Inc.

We are offering 17,000,000 and our Selling Security Holders are offering 7,055,596   shares of our common stock, par value $0.0001 per share (the “Common Stock” or “Offered Shares” or “Shares”), at an offering price of $1.00 per share for an offering amount of $24,055,596 (the “Offering”). The Offering will terminate at the earlier of: (1) the date at which $24,055,596 of Offered Shares has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. We are offering the shares directly to the public and we are not required to sell a minimum m number of shares. No underwrite, broker or dealer is currently involved in this offering. The proceeds from the offering will be immediately available to us and the associated Shares will be issued to the investors. There is no minimum purchase requirement for investors. See “Plan of Distribution.”

We have yet to identify a selling agent to act as our lead managing selling agent (the “Selling Agent”) to offer the Shares to prospective investors on a “best efforts” basis. In addition, the Selling Agent may engage one or more co-managing selling agents, sub selling agents or selected dealers. A Selling Agent is not required to purchase the Shares and is not required to sell any specific number or dollar amount of the Shares in the Offering.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTC Markets (“OTC Markets”).” We expect our Common Stock to begin trading on the OTC Markets upon consummation of the Offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filing after this Offering.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to public	Underwriting discounts and commissions(1)	Proceeds to issuer(2)	Proceeds to other persons
Per share	1.00	-	$1.00	$1.00
Total Minimum	1.00	-	$1.00	$1.00
Total Maximum	24,055,596.00	-	$17,000,000	$7,055,596

(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular. We intent to agree to reimburse certain expenses of any Selling Agent. Please refer to the section entitled “Plan of Distribution” in this Offering Circular for additional information regarding total compensation for the Selling Agent.

(2)	Does not account for the payment of expenses of this offering estimated at $110,000 . See “Plan of Distribution.”

NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED HEREBY OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

For more information concerning the procedures of the Offering, please refer to “Plan of Distribution” beginning on page 43, including the sections “—Investment Limitations” and “—Procedures for Subscribing.”

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is December 21, 2018.

Our Selling Security Holders and we are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the software markets and the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “TraqIQ,” “we,” the “Company,” “our” and “us” refer: (i) to TraqIQ, Inc. and, unless otherwise stated or the context requires otherwise, all of its subsidiaries, including (a) OmniM2M, Inc., which we refer to as “OmniM2M,” and (b) Ci2i Services, Inc., which we refer to as “Ci2i.” References to “TraqIQ” refer to TraqIQ, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology, but the absence of these particular words does not mean that a statement is not forward-looking.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements.

This Offering Circular, including the sections entitled “Offering Circular Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Offering Circular, words such as, “believes,”“expects,”“intends,”“plans,”“anticipates,”“estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained. Should one or more of the risks or uncertainties referred to above and elsewhere in this Offering Circular materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material and adverse respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

We were incorporated in the State of California as a for-profit company on September 10, 2009 and established a fiscal year end of December 31. We were initially a development stage enterprise. On September 15, 2009, our incorporator adopted our bylaws and appointed our sole director. We were formed to develop, produce and distribute low-budget, independent feature films and exploit other entertainment opportunities, which may include the licensing and selling of intellectual properties.

On September 15, 2009, we issued 15,000,000 shares of our common stock, valued at $0.0001 per share, to our 5 founders, which includes 250,000 common shares to our president, Michael F. Matondi, III and 1,000,000 common shares to our chief executive officer and sole director, Gary L. Blum, in exchange for organizational services incurred since our incorporation at a price of $0.0001 per share and valued at $25 and $100, respectively. We also issued 13,750,000 common shares to 3 other founders for services rendered at a price of $0.0001 per share valued at $1,375. From September 27, 2009 to April 18, 2010, we sold and issued 1,485,000 shares of our common stock at a price of $0.10 per share for $148,500 to 25 individuals.

Amendments to Articles of Incorporation or Bylaws

On July 14, 2017 we amended its Articles of Incorporation to: (i) change its name to TraqIQ, Inc.; (ii) increased its authorized common stock from 50,000,000, no par value to 300,000,000, $0.0001 par value; (ii) change its 10,000,000, no par value preferred stock to 10,000,000, $0.0001 par value preferred stock; and (iii) reverse split all outstanding shares of common stock (“Pre-Reverse Split Stock”) such that each twenty (20) shares of Pre-Reverse Split Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.0001 per share (the “New Common Stock”), without any action by the holders thereof. The Company shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split shall receive a share rounded up to the next whole number. No shareholder shall receive less than 50 shares of New Common Stock as a result of the Reverse Stock Split.

On April 12, 2018 we amended its Articles of Incorporation to forward split all outstanding shares of common stock such that all issued and outstanding shares of Common Stock, $0.0001 par value per share (the “Pre-Forward Split Stock”), shall be and hereby are automatically combined and reclassified (the “Forward Stock Split”), such that each shares of Pre-Forward Split Stock shall be combined and reclassified into four (4) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share (the “New Common Stock”), without any action by the holders thereof. The Corporation shall not issue fractional shares of New Common Stock in connection with the Forward Stock Split. Each stockholder entitled to receive a fractional share of Common Stock as a result of the Forward Stock Split shall receive a share rounded up to the next whole number.

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Entry into a Material Agreement and Change in Business

(a)	Share Exchange Agreement. On July 19, 2017, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with OmniM2M, Inc. (“OmniM2M”) and its shareholders (the “OmniM2M Shareholders”) and Ci2i Services, Inc. (“Ci2i”) and its shareholders (the “Ci2i Shareholders”) whereby the OmniM2M Shareholders and the Ci2i Shareholders agreed to exchange all of their respective shares in OmniM2M and Ci2i in exchange for 3,000,000 shares each of the Company’s common stock, par value $0.0001, effective upon the execution of the Share Exchange Agreement by all of the OmniM2M Shareholders and the Ci2i Shareholders. The OmniM2M Shareholders and the Ci2i Shareholders will each be allocated their respective 3,000,000 shares on a pro rata basis based on their respective holdings in OmniM2M and Ci2i when the Share Exchange Agreement has been fully executed. On August 3, 2017, the Company closed the transaction pursuant to the Share Exchange Agreement with the OmniM2M Shareholders and the Ci2i Shareholders.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached as Exhibit 10.1 to our Form 8-K filed on July 20, 2017.

(b)	6% Convertible Promissory Notes and Note Purchase Agreements. On July 19, 2017, the Company and the two shareholders (the “Holders”), who had provided related party advances to the Company, agreed to exchange their related party advances for 6% Convertible Promissory Notes due on January 15, 2018 (the “Notes”) in the amount of $68,077 and each executed a Note Purchase Agreement (the “NPA”). The Notes bear simple interest at 6% unless the Company defaults, which increases the interest rate to 10%. The Holders, at their option, can elect to convert the principal plus any accrued interest, into shares of the Company’s common stock at a conversion rate equal to eighty percent (80%) of the average closing share price as quoted on the OTC Markets for the five (5) trading days prior to the date of conversion.

The foregoing description of the Notes and the NPA is qualified in its entirety by reference to the NPA and Notes, copies of which are attached as Exhibit 4.1(a) and 4.1(b) to our Form 8-K filed on July 20, 2017.

(c)	Series A Preferred Stock

On July 19, 2017, we approved the issuance of 50,000 shares of its Series A Preferred Stock to Ajay Sikka and, on August 1, 2017, the Company sold and issued 50,000 shares of its Series A Preferred Stock to Mr. Sikka at a price of $0.20 per share for $10,000 in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(a)(2) of the Act.

Each outstanding share of Series A Preferred Stock shall be convertible into the number of shares of the Company’s common stock (the “Common Stock”) determined by dividing the Stated Value by the Conversion Price as defined below, at the option of any Series A Preferred Stock shareholder in whole or in part, at any time commencing no earlier than six (6) months after the issuance date; provided that any conversion under this section must be made during the ten (10) day period immediately following the date on which the corporation files with the Securities and Exchange Commission any periodic report on form 10-Q, 10-K or the equivalent form; provided further that, any conversion under this Section IV: (a) shall be for a minimum Stated Value of $500.00 of Series A Preferred Stock. Any Series A Preferred Stock shareholder shall affect conversions by sending a conversion notice (the “Notice of Conversion”) in the manner set forth in Section IV(j). Each Notice of Conversion shall specify the Stated Value of Series A Preferred Stock to be converted. The date on which such conversion is to be effected (the “Conversion Date”) shall be on the date the Notice of Conversion is delivered pursuant to Section IV(j) hereof. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. Upon the entire conversion of the Series A Preferred Stock, the certificates for such Series A Preferred Stock shall be returned to the corporation for cancellation.

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Not later than ten (10) business days after the Conversion Date, the corporation will deliver to the Series A Preferred Stock shareholder: (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series A Preferred Stock; and (ii) once received from the corporation, the Series A Preferred Stock in principal amount equal to the principal amount of the Series A Preferred Stock not converted; provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock are either delivered for conversion to the corporation or any transfer agent for the Series A Preferred Stock or Common Stock, or the Series A Preferred Stock shareholder notifies the corporation that such Series A Preferred Stock certificates have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the corporation to indemnify the corporation from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section IV(b), the Series A Preferred Stock shareholder shall be entitled, by providing written notice to the corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the corporation shall immediately return the Series A Preferred Stock tendered for conversion.

The Conversion Price for each share of Series A Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than par value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTC Markets, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices) (the “Per Share Market Value”).

The terms of the various transaction agreements were determined through arm’s length negotiations between our prior management and Mr. Sikka as part of the negotiations involving the execution of the Share Exchange Agreement. The Series A Preferred Stock Purchase Agreement and the closing of the transaction were approved by us and Mr. Sikka independently.

The foregoing description of the Series A Preferred and the Series A Stock Purchase Agreement is qualified in its entirety by reference to the Series A Preferred Certificate of Determination and the Series A Stock Purchase Agreement, copies of which are attached as Exhibit 4.2(a) and 4.2(b) to our Form 8-K filed on July 20, 2017.

Changes Resulting from the Share Exchange Agreement and related transaction

The closing of the Share Exchange Agreement occurred on August 3, 2017, and the change of control of TraqIQ occurred on July 19, 2017. Prior to closing of the Share Exchange Agreements, TraqIQ had a total of 824,250 shares of common stock issued and outstanding. On July 14, 2017, we amended our Articles of Incorporation, which among other things, effectuated a 20:1 reverse stock split. Accordingly, our 16,485,000 issued and outstanding no par value common stock was changed to 824,250, $0.0001 par value common stock. On April 12, 2018, we amended our Articles of Incorporation, which among other things, effectuated a 4:1 forward stock split. As a result of the closing of the Share Exchange Agreements, TraqIQ now has a total of 27,297,960 shares of its common stock issued and outstanding, of which 824,250 shares, or approximately 12.08%, are owned by the previous existing shareholders of TraqIQ, with the balance of 3,000,000 shares, or approximately 43.96%, owned by the previous shareholders of OminiM2M and 3,000,000 shares, or approximately 43.96%, owned by the previous shareholders of Ci2i Services.

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Following the closing of the Share Exchange Agreements, TraqIQ will carry on the business of the OmniM2M and Ci2i Services. OmniM2M and Ci2i Services, with their operation primarily located in the State of Washington, are engaged in the software industry, in particular, as described below in Item 1 under Form 10 Information.

Changes to the Board of Directors and Officers

Prior to the closing of the Share Exchange Transactions, there was a change in the officers and directors of TraqIQ. As authorized by the bylaws, on July 19, 2017, the existing director of TraqIQ, Mr. Gary Blum, appointed two (2) additional members to the Board of TraqIQ. Such members were Mr. Ajay Sikka and Mr. Lloyd Spencer. Immediately after their appointment, Mr. Blum resigned from the Board and from all of his officer positions. Concurrently with Mr. Blum’s resignation, Mr. Matondi, resigned as our President. Messer’s. Sikka and Spencer then appointed Mr. Sikka as our President, Chief Executive Officer and Chief Financial Officer and Mr. Spencer as our Vice President and Secretary.

On April 15, 2018, the Board of Directors of TraqIQ, Inc. (the “Company”) unanimously approved the addition of Mr. James Dubois as a member of the Board of Directors of this Company.

All members of the Board shall hold their respective offices for a term of one year from their respective dates of appointment, or until the election and qualification of their successors, and thereafter to resign as a director of TraqIQ. In accordance with the bylaws, officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment

The transactions under the Share Exchange Agreement is being accounted for as a business combination with TraqIQ as the legal acquirer with Ci2i as the accounting acquirer. Consequently, the assets, liabilities and operations of TraqIQ that will be reflected in the pro forma financial statements will be those of Ci2i and OmniM2M to give effect for what the Company would have looked like had the transactions under the Share Exchange Agreement and other agreements had been done at the beginning of the year.

Tax Treatment and SEC Filer Status: Small Business Issuer

The Share Exchange Agreements are intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax-free reorganization exemptions that may be available under the Code. Immediately following the Share Exchange Agreements, our filer status will remain a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by SEC.

Implications of Being an Emerging Growth Company

Since we have less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes- Oxley Act of 2002.

We may take advantage of these provisions until the end of the fiscal year ending after the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company, and if we do, the information that we provide to the stockholders may be different than you might get from other public companies in which you hold equity. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Our principal business, executive and registered statutory office is located at 14205 SE 36th St., Suite 100, Bellevue, WA 98006 and our telephone number is (425) 818-0560 and email contact is investor@traqiq.com. Our URL address is www.traqiq.com.

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THE OFFERING

We have 27,297,960 shares of common stock issued and outstanding and are registering 17,000,000 Shares on our behalf and 7,055,596 of Shares on behalf of 49 certain individuals (“Selling Security Holders” or “Selling Stockholders”) named under Selling Security Holders within this Offering Circular. The Selling Security Holders may endeavor to sell all 7,055,596 shares of their common stock after this registration becomes effective. The price at which the Selling Security Holders offer their shares is fixed at $1.00 per share for the duration of the offering. We will not receive any proceeds from the sale of the common stock by the Selling Security Holders. This is a fixed price at which the Selling Security Holders may sell their shares. We are also registering 17,000,000 common shares at $1.00 per share.

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities being offered by the Selling Security Holders:	7,055,596 shares

Securities being offered by us:	17,000,000 shares

Total	24,055,596

Common stock to be outstanding after our public offering:	44,297,960

Offering Price per Share by the Selling Security Holders and us:	$1.00 per share if and when the Selling Security Holders or we sell the shares of common stock.

Offering Period:

The offering will conclude upon the earlier of: (1) when all 17,000,000 shares of common stock offered by us and the 7,055,596 Selling Security Shareholders’ shares of common stock have been sold; (2) the date which is one year after this Offering Circular becomes effective with the Securities and Exchange Commission; or (3) the date on which this Offering is earlier terminated by us in our sole discretion.

Number of Shares Outstanding Before the Offering:	27,297,960 common shares are currently issued and outstanding. 7,055,596 of the issued and outstanding common shares are being offered for sale under this Offering Circular by the Selling Security Holders.

Minimum number of shares to be sold in this Offering:	None.

Investor Suitability Standards:	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular in duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Use of Proceeds:

We will not receive any of the proceeds from the sale of the common stock of the Selling Security Holders. The expenses of this offering, including the preparation of this Offering Circular and the filing of this Offering Circular, were approximately $110,000.

We will receive $16, 890, 000 in net proceeds from the sale of 17,000,000 shares of common stock, which the Company is offering at $1.00 per share. The proceeds will be used for working capital, the retirement of debt and other expenses.

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Termination of the Offering:

The offering will terminate upon the earlier of: (1) when all 17,000,000 common stock offered by us and the 7,055,59 Selling Security Holders’ shares of common stock have been sold; (2) one year after this Offering Circular becomes effective with the Securities and Exchange Commission; or (3) the date on which this Offering Circular is earlier terminated by us in our sole discretion.

Terms of the Offering:	The Selling Security Holders and us will sell the common stock offered in this Offering Circular upon the approval of this Offering Circular.

Risk Factors:	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Trading Market:

None. We have entered into an agreement with a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of the common stock in the OTC MARKETS; however, such efforts may not be successful, and our shares may never be quoted, and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Corporate Information:	Our principal executive offices are located at 14205 SE 36th St., Suite 100, Bellevue, WA 98006; our telephone number is (425) 442-4850; our corporate website is located at www.traqiq.com. No information found on our company website is part of this Offering Circular.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

You should rely only upon the information contained in this Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Offering Circular. The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular, or of any sale of the common stock.

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Summary of Financial Information

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this Offering Circular.

Balance Sheet Data:	September 30, 2018	December 31, 2017	December 31, 2016
	(unaudited)
Current assets	$36,415	$1,718	$5,942
Total assets	$36,415	$5,911	$9,610

Current liabilities	$1,630,106	$1,266,735	$442,841
Total liabilities	$1,630,106	$1,266,735	$442,841
Shareholders’ deficit	$(1,608,781)	$(1,260,804)	$(433,211)

Operating Data:	For the three months ended September 30, 2018	For the year ending December 31, 2017	For the year ending December 31, 2016
	(unaudited)
Revenues	$31,124	$62,980	$218,387
Operating expenses	$64,910	$321,032	$229,516
Operating loss	(38,179)	(302,090)	(11,129)
Net loss	$ (114,528)	$(401,341)	$(6,771)
Net loss per share per common share – basic and diluted	$(0.00)	$(0.02)	$(0.01)
Weighted average number of shares outstanding – basic and diluted	27,297,960	14,147,276	3,297,000

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RISK FACTORS

We are subject to those financial risks generally associated with microcap enterprises. Since we have sustained losses since inception, we will require financing to fund our activities and to support our operations and will independently seek additional financing. However, we may be unable to obtain such financing. We are also subject to risk factors specific to our business strategy and the software industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed, and you could lose all or part of your investment. In addition to the other information regarding us contained in this Offering Circular, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

We have a history of losses, and we may not become profitable in the future.

The company has incurred losses in all the years since formation. Prior to the share exchange agreement, most of the expenses were incurred for working capital. The losses of our subsidiaries were due to expenses incurred in product development, engineering and some sales expenses. We may incur similar net losses for the foreseeable future.

We expect to continue to make significant future expenditures related to the development and expansion of our business, including:

●	investments in our research and development team and in the development of new solutions and enhancements of our platform;

●	investments in sales and marketing, including expanding our sales force, increasing our customer base, increasing market awareness of our platform and development of new technologies;

●	expanding of our operations and infrastructure, including internationally;

●	hiring additional employees;

One of our subsidiaries, Ci2i Services, has relied heavily on Microsoft for its revenue. It has conducted business with other companies, but Microsoft has historically accounted for approximately 90% of its revenue. While Ci2i Services still has vendor status with Microsoft, this status can be removed at any time, thereby directly impacting future revenue.

TraqIQ is under new Management control since July 2017.

We believe it will take 18-24 months to establish a firm direction towards revenue and profitability. We believe we need to build out a new corporate leadership team, identify additional acquisition opportunities, and continue to work on and evolve its long-term business plan. We will also incur costs associated with general administration, including legal, accounting and other expenses related to being a public company upon completion of this offering.

Because of these increased expenses, we will have to generate and sustain increased revenue to be profitable in future periods. Further, in future periods, our revenue growth rate could decline, and we may not be able to generate sufficient revenue to offset higher costs and achieve or sustain profitability. If we fail to achieve, sustain or increase profitability, our business and operating results could be adversely affected.

We have a short operating history, which makes it difficult to predict our future results of operations.

We have a short operating history, which limits our ability to forecast our future results of operations and subjects us to a number of uncertainties, including our ability to plan for and anticipate future growth. Our historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for several reasons, including slowing demand for our solutions, increasing competition, a decrease in the growth of our overall market, or our failure, for any reason, to continue to capitalize on growth opportunities. We have also encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, market reception of our platform and HOSS model, competition from other companies, attracting and retaining customers, hiring, integrating, training and retaining skilled personnel,

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Defects or disruptions in our service could diminish demand for our service and subject us to substantial liability.

Because our service is complex and we have incorporated a variety of new computer hardware and software, both developed in-house and acquired from third party vendors, our service may have errors or defects that users identify after they begin using it that could result in unanticipated downtime for our subscribers and harm our reputation and our business. Internet-based services frequently contain undetected errors when first introduced or when new versions or enhancements are released. We have from time to time found defects in our service and new errors in our existing service may be detected in the future. In addition, our customers may use our service in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Since our customers use our service for important aspects of their business, any errors, defects, disruptions in service or other performance problems with our service could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Changing global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance depends in part on worldwide economic conditions and trade relations with Asia, Europe and Latin America. These conditions could adversely affect our customers’ ability or willingness to purchase products and services, and could adversely affect our operating results. In addition, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to the early stages of our business model, the unpredictability of new markets that we enter and unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. We may not be able to adjust our spending quickly enough if the addition of new subscriptions or the renewal rate for existing subscriptions falls short of our expectations.

As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis. Our recent revenue growth rates may not be sustainable and may decline in the future. We believe that period-to-period comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The Industrial Internet of Things (IIoT) industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. The outcome of any litigation is inherently uncertain. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. Any adverse determination related to intellectual property claims or litigation could be material to our net income or cash flows of a particular quarter or could otherwise adversely affect our operating results.

Our quarterly results can fluctuate and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

We may fail to meet or exceed the expectations of securities analysts or investors, and the market price of our common stock or the trading price of the notes could decline. Moreover, our stock price may be based on expectations of our future performance that may be unrealistic or that may not be met. Some of the important factors that may cause our revenues, operating results and cash flows to fluctuate from quarter to quarter include:

●	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers’ requirements;

●	the number of new employees added;

●	changes in our pricing policies whether initiated by us or as a result of intense competition;

●	the rate of expansion and productivity of our sales force;

●	new product and service introductions by our competitors;

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●	our success in selling our products and services to large enterprises;

●	general economic conditions could adversely affect either our customers’ ability or willingness to purchase additional subscriptions or upgrade their service, or delay a prospective customers’ purchasing decision, or reduce the value of new subscription contracts, or affect renewal rates, all of which could adversely affect our operating results;

●	the timing of customer payments and payment defaults by customers;

●	costs associated with acquisitions of companies and technologies;

●	extraordinary expenses such as litigation or other dispute-related settlement payments;

●	the impact of new accounting pronouncements; and

Many of these factors are not within our control, and the occurrence of one or more of them might cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

As we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results and the value of your investment.

As part of our business strategy, we regularly evaluate acquisitions of complementary businesses, joint ventures, services and technologies, and we expect that periodically we will continue to make such investments and acquisitions in the future. Acquisitions and investments involve numerous risks, including:

●	the potential failure to achieve the expected benefits of the combination or acquisition;

●	difficulties in and the cost of integrating operations, technologies, services and personnel;

●	diversion of financial and managerial resources from existing operations;

●	risk of entering new markets in which we have little or no experience;

●	potential write-offs of acquired assets or investments;

●	potential loss of key employees;

●	inability to generate sufficient revenue to offset acquisition or investment costs;

●	the inability to maintain relationships with customers and partners of the acquired business;

●	potential unknown liabilities associated with the acquired businesses;

●	unanticipated expenses related to acquired technology and its integration into existing technology;

●	negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue;

●	delays in customer purchases due to uncertainty;

●	the need to implement controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked such controls, procedures and policies; and

●	challenges caused by distance, language and cultural differences.

In addition, if we finance acquisitions by issuing additional convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed and the value of your investment may decline.

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The market for Industrial Internet of Things (IIoT) is immature and volatile, and if it develops more slowly than we expect, our business could be harmed.

The market for Industrial Internet of Things (IIoT) is not as mature as the market for packaged enterprise software and hardware, and it is uncertain whether these services will achieve and sustain high levels of demand and market acceptance. If enterprises do not perceive the benefits of Industrial Internet of Things (IIoT), then the market for these products and services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results. In addition, we may make errors in predicting and reacting to relevant business trends, which could harm our business.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be harmed. In addition, defending our intellectual property rights might entail significant expense. Any of our trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. While we plan to file patents, we may be unable to obtain patent protection for the technology covered in our patent applications. In addition, any patents issued in the future may not provide us with competitive advantages, or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Effective patent, trademark, copyright and trade secret protection may not be available to us in every country in which our service is available. The laws of some foreign countries may not be as protective of intellectual property rights as those in the U.S., and mechanisms for enforcement of intellectual property rights may be inadequate. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.

If we fail to develop our brands cost-effectively, our business may suffer.

We believe that developing and maintaining awareness of the OmniM2M brand and the Ci2i Services brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our brands will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable secure and useful services at competitive prices. In the past, our efforts to build our brands have involved significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

We are dependent on our management team and development and operations personnel, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives. Such changes in our executive management team may be disruptive to our business. We are also substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. We do not have employment agreements with any of our executive officers, key management, development or operations personnel and, therefore, they could terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees or groups could seriously harm our business.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our operations and increasing customer base.

In the technology industry, there is substantial and continuous competition for engineers with high levels of experience in designing, developing and managing software and Internet-related services, as well as competition for sales executives and operations personnel. We may not be successful in attracting and retaining qualified personnel. We expect to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If our stock price performs poorly, it may adversely affect our ability to retain highly skilled employees. In addition, since we expense all stock-based compensation, we may periodically change our stock compensation practices, which may include reducing the number of employees eligible for options or reducing the size of equity awards granted per employee. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

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Our business is subject to changing regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers, and could decrease demand for our services.

The truckload and transportation industry is affected by economic and business risks that are largely beyond our control.

The truckload industry is highly cyclical, and our business is dependent on a number of factors that may have a negative impact on our operating results, many of which are beyond our control. A substantial portion of our freight is from customers in the general merchandise and consumer products goods industries. As such, our volumes are largely dependent on consumer spending and retail sales and our results may be more susceptible to trends in unemployment and retail sales than carriers that do not have this concentration. We believe that some of the most significant factors beyond our control that may negatively impact our operating results are economic changes that affect supply and demand in transportation markets, such as:

●	recessionary economic cycles, such as the period from 2007 to 2009;

●	changes in customers’ inventory levels, including shrinking product/package sizes, and in the availability of funding for their working capital;

●	commercial (Class A) driver shortages;

●	industry compliance with an ongoing regulatory environment;

●	excess truck capacity in comparison with shipping demand; and

●	downturns in customers’ business cycles, which may be caused by declines in consumer spending.

The risks associated with these factors are heightened when the United States economy is weakened. Some of the principal risks during such times are as follows:

●	low overall freight levels, which may impair our asset utilization;

●	customers with credit issues and cash flow problems;

●	changing freight patterns resulting from redesigned supply chains, resulting in an imbalance between our capacity and customer demand;

●	customers bidding out freight or selecting competitors that offer lower rates, in an attempt to lower their costs, forcing us to lower our rates or lose freight; and

●	more unbilled miles incurred to obtain loads.

We also are subject to cost increases outside our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, fuel and energy prices, driver wages, taxes and interest rates, tolls, license and registration fees, insurance premiums, regulations, revenue equipment and related maintenance costs and healthcare and other benefits for our associates. We cannot predict whether, or in what form, any such cost increase or event could occur. Any such cost increase or event could adversely affect our profitability.

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The truckload and transportation industry is highly competitive and fragmented, which subjects us to competitive pressures pertaining to pricing, capacity and service.

Our operating segments compete with many truckload carriers, some LTL carriers, railroads, logistics, brokerage, freight forwarding and other transportation companies. The North American surface transportation market is highly competitive and fragmented. Some of our customers may utilize their own private fleets rather than outsourcing loads to us. Some of our competitors may have greater access to equipment, a larger fleet, a wider range of services, preferential dedicated customer contracts, greater capital resources or other competitive advantages. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	Many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth in the economy. This may make it difficult for us to maintain or increase freight rates, or may require us to reduce our freight rates. Additionally, it may limit our ability to maintain or expand our business.

●	Some shippers have selected core carriers for their shipping needs, for which we may not be selected.

●	Many customers periodically solicit bids from multiple carriers for their shipping needs, despite the existence of dedicated contracts, which may depress freight rates or result in a loss of business to our competitors.

●	The continuing trend toward consolidation in the trucking industry may result in more large carriers with greater financial resources and other competitive advantages, with which we may have difficulty competing.

●	Higher fuel prices and higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation.

●	Advancements in technology may necessitate that we increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments.

●	Competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates.

●	Smaller carriers may build economies of scale with procurement aggregation providers, which may improve such carriers’ abilities to compete with us.

We may not be able to successfully implement our company enterprise strategy of diversifying our revenue base and expanding our capabilities.

Our company enterprise strategy entails selectively diversifying our revenue base. We are planning on entering the “last mile” segment by becoming a member of Amazon’s e-commerce supply chain. This strategy involves certain risks, and we may not overcome these risks, in which case our business, financial position and operating results could be materially and adversely affected. We expect to continue to pursue our company enterprise strategy, and this exposes us to certain risks, including:

●	making significant capital expenditures, which could require substantial capital and cash flow that we may not have or may not be able to obtain on satisfactory terms;

●	growth may strain our management, capital resources, information systems and customer service;

●	expanding our service offerings may require us to encounter new competitive challenges in markets in which we have not previously operated or with which we are unfamiliar.

Fluctuations in the price or availability of fuel, the volume and terms of diesel fuel purchase commitments and surcharge collection may increase our costs of operation, which could materially and adversely affect our margins.

Fuel represents a significant expense for us. Diesel fuel prices fluctuate greatly due to factors beyond our control, such as political events, terrorist activities, armed conflicts, depreciation of the dollar against other currencies and weather, such as hurricanes, and other natural or man-made disasters, each of which may lead to an increase in the cost of fuel. Fuel prices also are affected by the rising demand in developing countries, and could be adversely impacted by diminished drilling activity and by the use of crude oil and oil reserves for other purposes. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because our operations are dependent upon diesel fuel, and a portion of our business is based on fuel purchased on the spot market at prevailing market rates, significant diesel fuel cost increases, shortages or supply disruptions could materially and adversely affect our operating results and financial condition.

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Difficulties attracting and retaining qualified drivers, including through owner-operators, could materially adversely affect our profitability and ability to maintain or grow our fleet.

Like many truckload carriers, from time to time we may experience difficulty in attracting and retaining sufficient numbers of qualified drivers, including through owner-operators, and driver shortages may recur in the future. Our challenge with attracting and retaining qualified drivers stems from intense market competition and our driver quality standards, which subjects us to increased payments for driver compensation and owner-operator contracted rates. Our specialty equipment services require special training to handle unique operating requirements. We use physical function tests and hair follicle and urine testing to screen and test all driver applicants, which we believe is a rigorous standard relative to others in our industry and could decrease the pool of qualified applicants available to us. Failure to recruit high-quality, safe drivers that meet our testing standards could diminish the safety of our fleet and could have a materially adverse effect on our customer relationships and our business.

Our use of owner-operators to provide a portion of our truck fleet exposes us to different risks than we face with our owned trucks.

We may contract with more owner-operators and use more owner-operator trucks than some of our competitors. We are therefore more dependent on owner-operator trucks than some of our competitors. Failure to maintain owner-operator business and relationships and increased industry competition for owner-operators could have a materially adverse effect on our operating results.

During times of increased economic activity, we face heightened competition for owner-operators from other carriers. To the extent our turnover increases, we may be required to increase owner-operator compensation or take other measures to remain an attractive option for owner-operators. If we cannot attract sufficient owner-operators, or it becomes economically difficult for owner-operators to survive, we may not be able to maintain the percentage of our fleet provided by owner-operators or maintain our delivery schedules.

We may need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the percentage ownership of our then-existing shareholders.

We may need to raise additional funds in order to:

●	finance unanticipated working capital requirements or refinance existing indebtedness;

●	develop or enhance our technological infrastructure and our existing products and services;

●	fund strategic relationships;

●	respond to competitive pressures; and

●	acquire complementary businesses, technologies, products or services.

Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion strategy, take advantage of unanticipated opportunities, develop or enhance technology or services or otherwise respond to competitive pressures could be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our then-existing shareholders may be reduced, and holders of these securities may have rights, preferences or privileges senior to those of our then-existing shareholders.

Our existing and future indebtedness could limit our flexibility in operating our business or adversely affect our business and our liquidity position.

As of September 30, 2018, we had over $1.6 million in aggregate principal amount of indebtedness for borrowed money outstanding.

Our indebtedness may increase from time to time in the future for various reasons, including fluctuations in operating results, capital expenditures and potential acquisitions.

Any indebtedness we incur and restrictive covenants contained in the agreements related thereto could:

●	make it difficult for us to satisfy our obligations, including making interest payments on our debt obligations;

●	limit our ability to obtain additional financing to operate our business;

●	require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing our ability to use our cash flow to fund capital expenditures and working capital and other general operational requirements;

●	limit our flexibility to plan for and react to changes in our business;

●	place us at a competitive disadvantage relative to some of our competitors that have less, or less restrictive, debt than us;

●	limit our ability to pursue acquisitions; and

●	increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates or a downturn in our business or the economy.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition and operating results or cause a significant decrease in our liquidity and impair our ability to pay amounts due on our indebtedness. Significant repayment penalties may limit our flexibility.

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We may be exposed to interest rate risk with regard to any indebtedness outstanding under our revolving credit facility.

The interest rate under the credit agreement governing our revolving credit facility is based on the Prime Rate, the Federal Funds Rate or LIBOR, depending upon the specific type of borrowing, plus an applicable margin. To the extent we incur borrowings under our revolving credit facility, increases in any of these rates may increase our interest expense relating to these borrowings. As a result, we are exposed to interest rate risk. If interest rates were to increase, our debt service obligations could increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. We are not a party to an interest rate swap contract or other derivative instrument designed to hedge our exposure to interest rate fluctuation risk.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business.

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the Securities and Exchange Commission (SEC). Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our business, financial condition and operating results.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, which we refer to herein as the Exchange Act, and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we may need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and operating results.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

Risks Related to Ownership of Our Common Stock

The market price of our common stock unknown at this time, is likely to be volatile, and could subject us to litigation.

The trading prices of the securities of technology companies have been highly volatile. Accordingly, the market price of our common stock has been and is likely to continue to be subject to wide fluctuations. Factors affecting the market price of our common stock include:

●	variations in our operating results, earnings per share, cash flows from operating activities, deferred revenue, and other financial metrics and non-financial metrics, and how those results compare to analyst expectations;

●	forward looking guidance to industry and financial analysts related to future revenue and earnings per share;

●	the net increases in the number of customers and paying subscriptions, either independently or as compared with published expectations of industry, financial or other analysts that cover our company;

●	changes in the estimates of our operating results or changes in recommendations by securities analysts that elect to follow our common stock;

●	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;

●	announcements by us or by our competitors of mergers or other strategic acquisitions, or rumors of such transactions involving us or our competitors;

●	announcements of customer additions and customer cancellations or delays in customer purchases;

●	recruitment or departure of key personnel;

●	disruptions in our service due to computer hardware, software or network problems;

●	the economy as a whole, market conditions in our industry, and the industries of our customers; and

●	trading activity by a limited number of stockholders who together beneficially own a majority of our outstanding common stock.

In addition, if the market for technology stocks or the stock market in general experiences uneven investor confidence, the market price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The market price of our common stock might also decline in reaction to events that affect other companies within, or outside, our industry even if these events do not directly affect us. Some companies that have experienced volatility in the trading price of their stock have been the subject of securities class action litigation. If we are to become the subject of such litigation, it could result in substantial costs and a diversion of management’s attention and resources.

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We currently have no securities analysts publishing research or reports about us or our business.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. As a result, we currently have no visibility in the market, which in turn could cause the market price of our common stock to decline.

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

Our executive officers, directors, and several stockholders and their affiliated entities together beneficially own a majority of our outstanding common stock. As a result, these stockholders, if they act together or in a block, could have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of us that other stockholders may view as beneficial. Mr. Sikka currently owns 15,154,384 shares of our common stock and is entitled to vote his 50,000 shares of Series A Preferred Stock such that it effectively gives him an additional 2,500,000,000 shares of common stock votes. Assuming we sell all the shares in this Offering, Mr. Sikka will own 34.21% of our common stock; however, he will still be entitled to an additional 2,500,000,000 common share votes, effectively given him control.

Provisions in our amended articles of incorporation and certificate of determination might discourage, delay or prevent a change of control of us or changes in our management and, therefore, depress the market price of our common stock.

Our amended articles of incorporation and certificate of determination contain a provision that could depress the market price of our common stock by acting to discourage, delay or prevent a change in control of us or changes in our management that the stockholders of our company may deem advantageous:

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);

RISKS ASSOCIATED WITH THIS OFFERING

The $1.00 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered, and investors may, therefore, lose a portion or all of their investment

Investors may lose their entire investment if we fail to implement our business plan.

We have sustained losses, we expect to face substantial risks, uncertainties, expenses and difficulties. We have a limited demonstrable operations record, on which you can evaluate our business and prospects. We cannot guarantee that we will be successful in accomplishing our objectives. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the Offering Circular, of which this Offering Circular is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro-capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Prior to the date of this Offering Circular, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have entered into an agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC MARKETS maintained by FINRA commencing upon the effectiveness of our Offering Circular. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

i.	any market for our shares will develop;

ii.	the prices at which our common stock will trade; or

iii.	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTC MARKETS, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTC MARKETS), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTC MARKETS. What this means is that while DTC-eligibility is not a requirement to trade on the OTC MARKETS), it is a necessity to process trades on the OTC MARKETS if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed, and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTC MARKETS as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably, and which could prevent or delay a change in control.

Ajay Sikka, our Chairman and CEO, owns 15,154,384 common shares representing 55.51% of the outstanding common stock. In addition to his common shares, Mr. Sikka is entitled to vote his 50,000 shares of Series A Preferred Stock such that it effectively gives him an additional 2,500,000,000 shares of common stock votes. Assuming we sell all the shares in this Offering, Mr. Sikka will own 34.21% of our common stock; however, he will still be entitled to an additional 2,500,000,000 common share votes, effectively given him control.

As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions. He also has the ability to delay or perhaps even block, by his ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our three directors have the authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

Our Articles of Incorporation at Article IV provide for indemnification as follows: “The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the Corporations Code.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Only 6,650,000 out of 27,297,960 shares of our presently issued and outstanding common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective Offering Circular or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock during each three-month period. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our Offering Circular of which this Offering Circular is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our Offering Circular becomes effective, these reporting obligations may (in our sole discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a Offering Circular on Form 8A. If this occurs after the year in which our Offering Circular becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this Offering Circular on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We have contacted a market maker to have the shares of our common stock quoted on the OTC MARKETS. To be eligible for quotation on the OTC MARKETS, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC MARKETS that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We may not be able to refinance, extend or repay our some of our notes owed to our lenders, which would have a material adverse effect on our financial condition and ability to continue as a going concern.

We anticipate that we will need to raise a significant amount of debt or equity capital in the near future in order to repay our outstanding debt obligations owed to our lenders when they mature. As of September 30, 2018, we owed our lenders $1,137,754, which consists of (i) $812,457 as the current portion of long-term related party debt; $55,213 as the current portion of long-term debt; and (iii) $270,084 in related party convertible debt, net of discounts. If we are unable to raise sufficient capital to repay these obligations at maturity and we are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to repay these obligations or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, our lenders would have the right to exercise their rights and remedies to collect, which would include foreclosing on our assets. Accordingly, a default would have a material adverse effect on our business and, if our lenders exercise their rights and remedies, we would likely be forced to seek bankruptcy protection.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $16.9 million from the sale of the shares of common stock offered by us in this offering, based on an assumed initial public offering price of $1.00 per share. We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

The principal purposes of this offering are to increase our capitalization and financial flexibility, establish a public market for our common stock and facilitate future access to the public equity markets by us, our employees and our stockholders, provide liquidity to the selling stockholders, obtain additional capital to support our operations, and increase our visibility in the marketplace.

We intend to use approximately $74,209 of the net proceeds we receive from this offering to pay in full the outstanding indebtedness under our convertible notes with two of our shareholders. We also intend to pay for the offering expenses from working capital. This loan bears interest at 6.00% per annum, and originally matured January 15, 2018. The holders of the notes extended the maturity date until March 15, 2018, then until June 30, 2018. On November 26, 2018, one of the note holders with a principal balance of $56,077 extended it until December 31, 2018 when $60,982 in principal and interest will be due. On November 26, 2018, the other note holder with a principal balance of $12,000 extended the note until March 31, 2019 when $13,227 in principal and interest will be due. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We currently intend to use the remaining net proceeds, after offering expenses, for general corporate purposes, including working capital, sales, research and development, product services and marketing, investor relations, and hardware inventory. We also may use a portion of the remaining net proceeds to acquire complementary businesses, products, services or technologies, however, we do not have agreements or commitments for any specific acquisitions at this time.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering, or the amounts that we will actually spend on the uses set forth above. We will have broad discretion over the use of our net proceeds of this offering.

Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. We may also make illiquid minority investments in private companies for strategic reasons, however, we do not have any agreements, commitments or plans for any specific minority investments at this time.

The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to gain access to additional financing and the relative success and cost of our research and development programs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain development activities if the net proceeds from this offering and any other sources of cash are less than expected.

The table below sets forth our best estimate of our intended use of proceeds assuming we only sell the percentage of shares as set forth below.

Use of Proceeds (in dollars)	100%	75%	50%	25%
Working Capital	13,290,000	9,665,000	5,715,000	1,865,000
Sales (inside sales and account management)	500,000	500,000	500,000	500,000
Product and Services Marketing	1,000,000	900,000	700,000	500,000
Operations	750,00	300,000	200,000	100,000
Annual SEC and Legal Expenses	200,000	200,000	200,000	200,000
Investor Relations	400,000	325,000	325,000	225,000
Hardware inventory	750,000	750,000	750,000	750,000
Total	16,890,000	12,640,000	8,390,000	4,140,000

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DILUTION

Dilution is not applicable for our selling shareholders. We are not offering their shares in this Offering Circular. Those shares are being registered on behalf of our Selling Security Holders.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to our original selling stockholders and at prices ranging from $0.001 to $2.00 versus the current offering price of $1.00 per share. Our net book value on September 30, 2018 was ( $1,608,781 ). Assuming all 17,000,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.35 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.65 per share while our present stockholders will receive an increase of $0.40 per share in the net tangible book value of the shares they hold. This will result in 65.50% dilution for purchasers of stock in this offering.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 44,297,960 shares to be outstanding will be $15,281,219 or approximately $0.35 per share. The net tangible book value per share prior to the offering is ( $0.06 ). The net tangible book value of the shares held by our existing shareholders will be increased by $0.40 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $1.00 per share to $0.35 per share or 65.50% .

After completion of this offering, if 17,000,000 shares are sold, investors in the offering will own 38.38% of the total number of shares then outstanding for which they will have made cash investment of $17,000,000 or $1.00 per share. Our existing shareholders will own 61.62% of the total number of shares then outstanding, for which they have invested $2,214,111 or $0.32 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 12,750,000 shares are sold, the net tangible book value of the 40,047,960 shares to be outstanding will be $11,031,219 , or approximately $0.28 per share. The net tangible book value per share prior to the offering is $(0.06). The net tangible book value of the shares held by our existing shareholders will be increased by $0.33 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $1.00 per share to $0.28 per share or 72.45% .

After completion of this offering investors in the offering will own approximately 28.78% of the total number of shares then outstanding for which they will have made cash investment of $12,750,000, or $1.00 per share. Our existing shareholders will own approximately 71.22% of the total number of shares then outstanding, for which they have invested $2,214,111 or $0.32 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 8,500,000 shares are sold, the net tangible book value of the 35,797,960 shares to be outstanding will be $6,781,219 , or approximately $0.19 per share. The net tangible book value per share prior to the offering is $(0.06). The net tangible book value of the shares held by our existing shareholders will be increased by $0.25 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $1.00 per share to $0.19 per share or 81.06% .

After completion of this offering investors in the offering will own approximately 19.19% of the total number of shares then outstanding for which they will have made cash investment of $8,500,000, or $1.00 per share. Our existing shareholders will own approximately 80.81% of the total number of shares then outstanding, for which they have invested $2,214,111 or $0.32 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 4,250,000 shares are sold, the net tangible book value of the 31,547,960 shares to be outstanding will be $2,531,219 , or approximately $0.08 per share. The net tangible book value per share prior to the offering is ( $0.06 ). The net tangible book value of the shares held by our existing shareholders will be increased by $0.14 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $1.00 per share to $0.08 per share or 91.98% .

After completion of this offering investors in the offering will own approximately 9.59% of the total number of shares then outstanding for which they will have made cash investment of $4,250,000, or $1.00 per share. Our existing shareholders will own approximately 90.41% of the total number of shares then outstanding, for which they have invested $2,214,111 or $0.32 per share.

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This following table represents a comparison of the differences of your investment in our shares in this offering and the individuals who are our existing shareholders:

	Offering
Existing Stockholders if all the Shares are sold:

Price per share		$1.00

Net Tangible Book Value Before the Offering	$	(1,608,781)

Net Tangible Book Value After the Offering		$15,281,219

Net Increase to Original Shareholders		$0.40

Decrease in Investment to New Shareholders		$0.65

Dilution to New Shareholders (%)		65.50

Capital contributions		$17,000,000

Number of shares outstanding before the offering		27,297,960

Number of shares outstanding after the offering assuming the sale of 100% of the shares		44,297,960

Percentage of ownership after the offering		38.38

Existing Stockholders if 75% of the Shares are sold:

Net Tangible Book Value Before the Offering	$	(1,608,781)

Net Tangible Book Value After the Offering		$11,031,219

Net Increase to Original Shareholders		$0.33

Decrease in Investment to New Shareholders		$0.72

Dilution to New Shareholders (%)		72.45

Capital contributions		$12,750,000

Number of shares outstanding before the offering	27,297,960

Number of shares outstanding after the offering assuming the sale of 75% of the shares	40,047,960

Percentage of ownership after the offering	28.78

Existing Stockholders if 50% of the Shares are sold:

Net Tangible Book Value Before the Offering	$(1,608,781)

Net Tangible Book Value After the Offering	$6,781,219

Net Increase to Original Shareholders	$0.25

Decrease in Investment to New Shareholders	$0.81

Dilution to New Shareholders (%)	81.06

Capital contributions	$8,500,000

Number of shares outstanding before the offering	27,297,960

Number of shares outstanding after the offering assuming the sale of 50% of the shares	35,797,960

Percentage of ownership after the offering	19.19

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Existing Stockholders if 25% of the Shares are sold:

Net Tangible Book Value Before the Offering	$(1,608,781)

Net Tangible Book Value After the Offering	$2,531,219

Net Increase to Original Shareholders	$0.14

Decrease in Investment to New Shareholders	$0.92

Dilution to New Shareholders (%)	91.98

Capital contributions	$4,250,000

Number of shares outstanding before the offering	27,297,960

Number of shares outstanding after the offering assuming the sale of 25% of the shares	31,547,960

Percentage of ownership after the offering	9.59

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Offering Circular.

The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited financial statements for the three months and nine months ended September 30, 2018 and our audited financial statements for the years ended December 31, 2017 and 2016, respectively, together with notes thereto, which are included in this Offering Circular.

Results of Operations

TraqIQ, Inc., f.k.a. Thunderclap Entertainment, Inc.

Three Months Ended September 30, 2018 compared to Three Months Ended September 30, 2017

Revenues: Revenues increased by $24,550, or 373.44%, to $31,124 for the three months ended September 30, 2018 compared to $6,574 revenues for the three months ended September 30, 2017. This is due to the acquisition of Transport IQ in December 2017.

Cost of revenue: Cost of revenues increase by $4,393 to $4,393 for the three months ended September 30, 2018 compared to $0 for the three months ended September 30, 2017. This is due to the acquisition of TransportIQ in December 2017.

Salaries and salary related costs: Salaries and salary related costs decreased by $36,720, or 95.49%, to $1,735 for the three months ended September 30, 2018 compared to $38,455 for the three months ended September 30, 2017. This is due to the reduction of payroll until we raise capital.

Professional fees: Professional fees increased by $28,619, or 159.44%, to $46,569 for the three months ended September 30, 2018 compared to $17,950 for the three months ended September 30, 2017. This is due to the acquisition of TransportIQ in December 2017 and the Company becoming a public company.

Rent expense: Rent expense increased by $190 to $190 for the three months ended September 30, 2018 compared to $0 for the three months ended September 30, 2017. The increase is due to our virtual office rent.

General and administrative: General and administrative expense increased by $15,038, or 1,091.29%, to $16,416 for the three months ended September 30, 2018 compared to $1,378 for the three months ended September 30, 2017, due to the acquisition of TransportIQ in December 2017 and the Company becoming a public company.

Rental income, net of reserves: Rental income decreased $11,685 to $0 for the three months ended September 30, 2018 compared to $11,685 for the three months ended September 30, 2017. The decrease is due to not subleasing our office and move to another business location.

Interest expense: Interest expense increased by $46,794 to $76,349 for the three months ended September 30, 2018 compared to $29,555 for the three months ended September 30, 2017, due to the increase in debt incurred as a result of the lack of adequate cash flow.

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Nine Months Ended September 30, 2018 compared to Nine Months Ended September 30, 2017

Revenues: Revenues increased by $173,993, or 927.20%, to $192,692 for the nine months ended September 30, 2018, compared to $18,759 sales for the nine months ended September 30, 2017. This is due to the acquisition of Transport IQ in December 2017.

Cost of revenue: Cost of revenues increased by $174,578 to $174,578 for the nine months ended September 30, 2018 compared to $0 for the nine months ended September 30, 2017. This is due to the acquisition of Transport IQ in December 2017.

Salaries and salary related costs: Salaries and salary related costs decreased by $19,517, or 50.75%, to $18,938 for the nine months ended September 30, 2018 compared to $38,455 for the nine months ended September 30, 2017. This decrease is due to reducing payroll costs until we raise capital.

Professional fees: Professional fees increased by $95,023, or 255.44%, to $132,223 for the nine months ended September 2018, compared to $37,200 for the nine months ended September 30, 2017. This is due to the acquisition of TransportIQ in December 2017 and the Company becoming a public company.

Rent expense: Rent expense decreased by $13,666, or 86.97%, to $2,047 for the nine months ended September 30, 2018 compared to $15,713 for the nine months ended September 30, 2017.

General and administrative: General and administrative expenses increased by $48,923, or 470.19%, to $59,328 for the nine months ended September 30, 2018 compared to $10,405 the nine months ended September 30, 2017. This is due to the acquisition of TransportIQ and the Company becoming a public company.

Rental income, net of reserves: Rental income decreased $11,685 to $0 for the nine months ended September 30, 2018 compared to $11,685 for the nine months ended September 30, 2017. The decrease is due to not subleasing our office and move to another business location.

Interest expense: Interest expense increased by $86,121, or 164.59%, to $138,445 for the nine months ended September 30, 2018 from $52,324 for the nine months ended September 30, 2017. This is due to the increase in debt incurred as a result of the lack of cash flow.

Continuing Operations, Liquidity and Capital Resources

As of September 30, 2018, we had a working capital deficit of $1,593,691 . We intend to seek additional financing for our working capital, in the form of equity or debt, to provide us with the necessary capital to accomplish our plan of operation. There can be no assurance that we will be successful in our efforts to raise additional capital.

During the nine months ended September 30, 2018, we used $205,476 in operations, consisting of our loss from operations, offset by non-cash amortization of debt discounts of $20,127 , and changes in our current assets and liabilities of $107,264 . During the nine months ended September 30, 2017, we used $68,025 in operations, consisting of our loss from operations of $123,653 , offset by changes in our current assets and liabilities of $55,625 .

Off-Balance Sheet Arrangements

As of September 30, 2018, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

TraqIQ, Inc., f.k.a. Thunderclap Entertainment, Inc.

Year ended December 31, 2017 compared to the year ended December 31, 2016

Revenues

For the year ended December 31, 2017 compared to December 31, 2016, the Company’s revenues decreased by $155,407, or 72%, from $218,387 in 2016 to $62,980 in 2017 due to the Company to moving away from the staffing business. 2017 was a transition year. The Company went through M&A process and sharpened focus. The reduction in revenue is a function of moving away from the less profitable staffing business in Ci2i and towards Analytics which is expected to bring in more revenue and higher profitability.

Cost of sales

For the year ended December 31, 2017 compared to December 31, 2016, the Company’s cost of revenue increased by $44,038, from $0 in 2016 due to the company acquisition of TransportIQ in 2017.

Operating Expenses

For the year ended December 31, 2017 compared to December 31, 2016, the Company’s salary and salary related costs increased by $22,902, or 84%, from $27,191 in 2016 to $50,093 in 2017 due to two new employees added during 2017.

During the year ended December 31, 2017, compared to 2016, the Company’s professional fees increased by $29,098, or 27%, from $106,030 in 2016 to $135,128 in 2017 due to costs related to the preparation regulatory filings related to becoming a public company.

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For the year ended December 31, 2017 compared to December 31, 2016, the Company’s rent expense decreased by $28,693, or 51%, from $55,726 in 2016 to $27,033 in 2017 due to requiring less office space as it transitioned away from the staffing business

For the year ended December 31, 2017 compared to December 31, 2016, the Company’s general and administrative expenses increased by $68,209, or 168%, from $40,569 in 2016 to $108,778 in 2017 primarily due to the acquisition of OmniM2M and TansportIQ in 2017.

Rent Income

For the year ended December 31, 2017 compared to December 31, 2016, the Company’s rental income decreased by $37,475, or 76%, from $49,160 in 2016 to $11,685 in 2017 due to the office lease ending in April 2017 and was not being extended.

Interest Expense

For the year ended December 31, 2017 compared to December 31, 2016, the Company’s interest expense increased by $60,189, or 117%, from $50,747 in 2016 to $110,936 in 2017 due to higher levels of debt in 2017.

Liquidity and Capital Resources

As of December 31, 2017, current assets were $5,911 and current liabilities outstanding amounted to $1,266,735 which resulted in a working capital deficit of $1,260,824.

Net cash used by operating activities was $195,292 for the year ended December 31, 2017 compared to $5,841 in 2016. Cash used in operations for 2017 and 2016 was the primarily result of funding the business offset by increased accounts payable, decrease in prepaid expenses and non -cash expenses for depreciation and amortization.

Net cash provided by investing activities in 2017 was $6,700 compared to net cash provided by investing activities in 2016 of $5,945. The 2017 cash provided was principally related to investing in Transport IQ and in 2016 the cash provided by investing activities was related to proceeds from the sale of property and equipment.

Net cash provided by financing activities for 2017 was $184,368 resulting from the issuance of long term debt and sale of preferred stock, offset by repayments on the line of credit and long term-debt. Net cash used in financing activities for 2016 was $1,230, resulting from the repayment of $83,041 of third party debt, offset by advances from related parties.

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BUSINESS

On July 19, 2017, TraqIQ, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with OmniM2M, Inc. (“OmniM2M”) and its shareholders (the “OmniM2M Shareholders”) and Ci2i Services, Inc. (“Ci2i”) and its shareholders (the “Ci2i Shareholders”) whereby the OmniM2M Shareholders and the Ci2i Shareholders agreed to exchange all of their respective shares in OmniM2M and Ci2i in exchange for 3,000,000 shares each of the Company’s common stock, par value $0.0001, effective upon the execution of the Share Exchange Agreement by all of the OmniM2M Shareholders and the Ci2i Shareholders. The OmniM2M Shareholders and the Ci2i Shareholders will each be allocated their respective 3,000,000 shares on a pro rata basis based on their respective holdings in OmniM2M and Ci2i when the Share Exchange Agreement has been fully executed. On August 3, 2017, the Company closed the transaction pursuant to the Share Exchange Agreement with the OmniM2M Shareholders and the Ci2i Shareholders.

Upon completion of the Share Exchange, TraqIQ, Inc. (“TRAQIQ”, or the “Company”) comprised the business activities of two subsidiary companies: Ci2i Services, Inc. (“Ci2i”) and OmniM2M, Inc. (“OmniM2M”).

OmniM2M, Inc.

The Industrial Internet of Things (“IIoT”) is about the transformation of any physical object into a digital data solution. Once you attach a sensor to it, a physical object (whether a tiny one like a pill that goes through your body, or a very large one like a plane or building) starts functioning a lot like any other digital solution – it emits data about its usage, location and state; it can be tracked, controlled, personalized and upgraded remotely; and, when coupled with all the progress in Big Data and artificial intelligence, the digital solution can become intelligent, predictive, collaborative and in some cases semi-autonomous.

According to Gartner Group, there will be over 21 billion “things” connected to the internet by 2020, or in other words, 3 things per each human being on earth. The Gartner Group reported that the market size for services is expected to be $235 billion in 2016, with the majority coming from business services. Wintergreen Research (2016) more conservatively estimates the commercial IIoT market at $16.3B in 2016 and reaching $185.9B by 2023.

OmniM2M is focused on the IIoT, thereby helping commercial customers increase their return on investment in their facilities.

Applications such as video surveillance, smart meters, digital health monitors and a host of other services are creating new requirements and opportunities for new IIoT devices and solutions.

OmniM2M provides bundled solutions of hardware, software, connectivity, applications and analytics to address targeted problems in refrigeration, pest control and tank monitoring. OmniM2M’s unique solutions can be deployed rapidly and provides considerable Return on Investment (ROI) benefits immediately by saving up to 25% of an employee’s time or meeting of corporate compliance goals). OmniM2M has deployed solutions that are currently being used by several customers with positive results.

Hardware - In 2014 and 2015, OmniM2M designed and built its own hardware but commencing in 2016, it purchases it from various manufacturers. We are currently purchasing hardware from manufacturers that is designed by them. We do not expect this to change in the foreseeable future as it takes considerable capital to design, build and test new hardware products. However, the cloud-based software that is running on these devices is proprietary to OmniM2Ml. OmniM2M has developed and owns the software. OmniM2M does not have an exclusive agreement with the manufacturers for the use of the hardware. We license the software for use by our customers. We may resume our own manufacturing in the future if sufficient funding is secured for such manufacturing.

Software – OmniM2M built a complete software solution based on the Microsoft Azure cloud platform. This cloud-based software solution has been in production since 2014. It is an extensible platform that can be used for multiple segments in addition to temperature monitoring, tank monitoring and pest control. Microsoft supported and provided funding and support for building this platform via the Biztalk plus program. 50 of the units were also deployed at Microsoft via their catering vendor.

OmniM2M markets its hardware and software through multiple channels such as direct sales to companies like Compass Group/Microsoft, sales through partners like Verizon and ecommerce sales throughOmniM2M’s website. OmniM2M typically provides its bundled solution through subscriptions. Most transactions have a small upfront payment of $200-$400 per device followed by 12-24 month contracts of about $20/month per device.

OmniM2M Refrigeration Solution

The OmniM2M Refrigeration Solution includes a piece of hardware (the size is about that of a smart phone) that is deployed in the refrigeration units. It has a cellular connection to the OmniM2M software in the cloud. The solution tracks the temperature and alerts the user via email and/or text if there is a change in the temperature. When the health inspector performs its assessment, the customer can simply print or email the data using the OmniM2M reporting feature solution. In addition to monitoring food, the OmniM2M solutions can potentially prevent food poisoning outbreaks by safely monitoring food and equipment to their optimum temperatures.

Customer Pain Points

The typical refrigeration customer (restaurant/meat distributor/catering) frequently has issues with its equipment breaking down, meeting compliance requirements and ensuring product freshness. Aging equipment typically results in significant financial losses when the asset fails. The typical restaurant has a regulatory requirement to log the temperature in its refrigeration units four (4) times per day. This data is compiled manually by employees who check each unit and log the temperature. Since it’s a manual process, there is generally no monitoring performed outside of business hours. Assets tend to fail outside of normal hours when employees are not on location and the issue or failure is not detected.

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The Solution

The OmniM2M Refrigeration Solution includes a piece of hardware (the size is about that of a smart phone) that is deployed in the refrigeration units. It has a cellular connection to the OmniM2M software in the cloud. The solution tracks the temperature and alerts the user via email and/or text if there is a change in the temperature. When the health inspector performs its assessment, the customer can simply print or email the data using the OmniM2M reporting feature solution. In addition to monitoring food, the OmniM2M solutions can potentially prevent food poisoning outbreaks by safely monitoring food and equipment to their optimum temperatures.

OmniM2M Pest Control Solution

By installing a small sensor on the pest trap, the OmniM2M Pest Control Solution notifies a control technician when a pest has been caught in a trap. This notification enables the user to check the trap when it has caught the targeted vermin. Our OmniM2M Pest Control Solution also complies with state and federal laws by sending daily status reports of the active traps.

This solution results in a saving of up to 2 hours of employee time per day and reduces driving time on average, by approximately 50 miles per day.

OmniM2M Tank Monitoring Solution

By installing a small sensor in any large tank (that holds liquids), the OmniM2M Tank Monitoring Solution notifies the user electronically when the tank needs to be refilled. This solution saves considerable expense of unplanned truck rolls for refilling the tanks.

By installing a small sensor in any large tank (that holds liquids), the OmniM2M system notifies the user electronically when the tank needs to be refilled. This solution saves considerable expense of unplanned truck rolls for refilling the tanks.

Ci2i Services, Inc.

Ci2i was formed about over 15 years ago and has most recently been providing IT consulting solutions, predominantly in the business intelligence and data analytics arenas. The company has been a vendor to Microsoft for over 10 years, and has done work with many Microsoft product and business groups, including Microsoft Azure and Microsoft Media planning. Ci2i has worked closely with customers including bConnections, where a wide variety of analytics solutions were built.

While Ci2i has had a significant reliance on Microsoft business throughout its history, we are focusing on becoming an Analytics services provider. These services will be offered and sold to OmniM2M customers who buy IoT products. Ci2i’s analytics solutions will help OmniM2M customer get additional value from the data that is generated by the IoT devices.

We provide the following consulting solutions:

●	Internet of things: Development & deployment
●	Helping Enterprise customer migrate to the cloud
●	Analytics - IoT

We market Ci2i’s solutions by directly to customers to via our sales team. We also partner with companies who bundle our services as part of their product solution.

Our agreement with Microsoft contains the following material terms:

●	5 year term commencing May 6, 2014
●	Microsoft and Ci2i will enter into Statement of Work (“SOW”) for the IP or work product developed by us for them under the SOW, which includes Microsoft purchase orders, electronic statements of work transmitted by Microsoft or written agreements signed by authorized representatives of both parties.
●	Each SOW will set forth the compensation that we will receive from Microsoft. We are responsible for all expenses unless otherwise agreed to in the SOW.
●	Microsoft pays Ci2i net 10 days less a 2% discount on the invoiced amount; or net 60 days with no discount.

Ci2i’s cloud solutions and analytics services comprise software development, program management, project management, and business analytics services.

In 2014, Ci2i was invited into the Microsoft Supplier Program (MSP), which was designed to make it convenient for Microsoft business managers to identify and work with a pre-qualified group of suppliers. Over 80% of Microsoft’s annual spend is with MSP suppliers and MSP suppliers account for only 10% of Microsoft’s total active supplier population. In order to qualify for MSP, companies must also be nominated and be a part of the Approved Supplier List.

In 2015, Ci2i was invited into Microsoft’s Contractor Hub program, an external staffing program designed to help Microsoft employees identify the right resources for all of their time & materials contractor needs. As a result of participating in Microsoft’s Contract Hub program, Ci2i will increase its visibility with many new Microsoft Business Groups who can use Ci2i’s time & material based resources, thereby further accelerating Ci2i’s revenue growth.

Ci2i made it to the fastest growing list at Inc magazine – multiple times from 2006-2009. This includes being ranked 398 on the US Inc 500 list.

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The Competitive Environment

The IIoT marketplace is very fragmented marketplace comprised of a few dozen Fortune 50 companies offering development platforms and networking infrastructure; about 100 Fortune 1000 companies offering a range of products, services and solutions across multiple industry segments; and at least 100 smaller start-up companies and publicly traded companies that offer a small number of products, services and solutions in targeted industry segments.

We believe that OmniM2M will succeed by focusing on a small number of industry segments – such as Transportation, Energy (Oil & Gas), and Resource Management – and by offering data analytics and systems integration services that complement the sale of IIoT devices to enterprise customers.

TransportIQ, Inc. (“TransportIQ”)

According to the American Trucking Association (ATA), the U.S. trucking industry generated $676.2 billion in revenue in CY-2016, moving 70.6% of all domestic freight tonnage for a total of 10.42 billion tons of freight. As well, the ATA projected that goods hauled by truck are expected to grow at a three percent rate per year over the next five years. Although truck shipping will continue to remain the dominant carrier for freight, with more than 10.5 billion tons of freight moved per year, air, maritime, and rail travel are also seeing increased numbers. Truck shipping rates have been rising by as much as 4% annually, and the forecast is for these rates to continue rising as the demand for truck shipping services increases.

TransportIQ, is long haul trucking carrier business that comprises contract drivers and owner operators. TransportIQ’s customers include leading third-party logistics and supply chain management providers such as C.H. Robinson and PAM Transport, Inc.

TransportIQ launched its business with owner operators and has begun to hire drivers, thereby improving gross profits and service reliability. It plans to grow its operations by incrementally adding new third-party logistics and supply chain management customers, owner operators, and contract drivers.

TransportIQ has a national footprint with a particular emphasis on the Southeast region of the United States. More than 70% of its business is from the Southeast United States. Our drivers haul dry goods between storage warehouses for our customers. These goods include both consumer and business products. We also haul non-perishable foods, beverages, fertilizer and fabrics.

In our third quarter, we had up to 4 drivers working on long-haul assignments. The number of drivers varies as we have historically worked with owner operator truck drivers, which tend to move around. We now intend to move to a leased truck business model whereby we would hire drivers. We believe the long-haul trucking business continues to grow and we continue to see demand from our customers.

We are also evaluating whether to enter the “last mile” delivery business currently being offered by other companies. We believe there is significant potential for growth and profitability in this business segment.

TransportIQ plans to differentiate itself from traditional carriers through the adoption of new technologies that can help TransportIQ create competitive advantages in the transportation industry. The first step will be integrating OmniM2M’s Industrial Internet of Things (IIoT) tracking devices into van trailers for monitoring and reporting location, weight, and temperature of loads.

Competition

The IIoT marketplace is very fragmented marketplace comprised of a few dozen Fortune 50 companies offering development platforms and networking infrastructure; about 100 Fortune 1000 companies offering a range of products, services and solutions across multiple industry segments; and at least 100 smaller start-up companies and publicly traded companies that offer a small number of products, services and solutions in targeted industry segments.

We believe that OmniM2M will succeed by focusing on a small number of industry segments – such as Transportation, Energy (Oil & Gas), and Resource Management – and by offering data analytics and systems integration services that complement the sale of IIoT devices to enterprise customers.

In 2018, we plan to focus our business operations on organic growth of our existing Industrial Internet of Things (IIoT) products and data analytics services, and rapid growth through the acquisition of businesses in the transportation industry.

We currently do not have sufficient capital to independently finance our software marketing. We intend to rely on outside sources of financing for our software development and marketing. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to raise sufficient capital and successful market our software

We do not believe that we have sufficient working capital to continue our operations for the next 12 months without the need to seek additional financing. Our Selling Security Holders are offering for sale, 7,055,596 shares of common stock at an offering price of $1.00 per share. We currently have two officers and three directors. These individuals allocate time and personal resources to us on a full-time basis and devote approximately 40 hours per week to us.

As of the date of this Offering Circular, we have 27,297,960 shares of $0.0001 par value common stock issued and outstanding, which is owned by 52 shareholders. We have 50,000 shares of Series A preferred stock issued and outstanding. The aggregate market value of our common stock based on the offering price of $1.00 per share is $27,297,960. Our stockholders’ deficit as of our most recent audit is ($1,260,824) and, as of June 30, 2018, is ($1,479,163).

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Status of Any Publicity Announced New Products and Services

We currently have no new publicly announced products or services.

Our Website

Our website is located at www.traqiq.com and provides a description of our company along with our contact information including our address, telephone number and e-mail address.

Dependence on Customers

We have built customer relationships in the IIoT and data analytics with Tier 1 customers such as Microsoft, Disney, British Petroleum, and Tomahawk Live Trap.

Our subsidiaries have a favorable history of working with leading companies in the industry. For over 10 years, Ci2i has a consulting relationship with Microsoft. OmniM2M deployed its first solution with a British Petroleum venture firm at a wind farm in Auwahi, Hawaii. OMniM2M also deployed temperature monitoring solutions to Microsoft through their catering company called Compass group. We previously had an OEM agreement with Tomahawk Live Trap. The Live Trap team sold and deployed our solutions at Disney, University of Nebraska and others entities. For the six months ended June 30, 2018, we generated $161,568 in revenues from our customers.

During the next year, we intend to invest up to $300,000 in working capital to hire senior account managers and inside sales persons to accelerate sales of our products to our current customers and to new customers.

Research and Development

We expect to continue R&D investment in the core technology and bring to market solutions for other segments. We will also be investing significantly in analytics to build toolkits for our customers – these toolkits will enable our customers to derive significant efficiencies in operations from the data that they get from the IIoT solutions. We expect Ci2i Services to accomplish this work.

Trademarks and Patents

We do not have any registered trademarks or patents; however, we may file for trademark protection in the future.

Government Regulation

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in California and the United States.

Properties

We do not own any property. We lease a virtual office at a cost of $100 per month and are in the process of identifying a new location for office space.

Our main corporate mailing address is 14205 S.E. 36th St., Suite 100, Bellevue, WA 98006.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, operating results or cash flows. However, lawsuits or any other legal or administrative proceeding, regardless of the outcome, may result in diversion of our resources, including our management’s time and attention.

Employees

As of September 30, 2018, we employed a total of 3 full time employees. None of our employees is represented by a labor union, and we consider our company culture and employee relations to be strong.

Our fiscal year end is December 31.

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MANAGEMENT

The following persons are our executive officers and directors as of September 30, 2018  and hold the positions set forth opposite their respective names. The members of the Board of Directors serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal. Mr. Sikka and Mr. Spencer work full-time for us.

Name	Position	Age	Term of Office
Ajay Sikka	Chairman of the Board, Director, Chief Executive Officer, President & Chief Financial Officer	51	Commenced July 19, 2017 for 1 year term and elected again until March 31, 2019
Lloyd T. Spencer	Vice President & Secretary	63	Commenced on July 19, 2017 for a 1 year term and elected again until March 31, 2019
James Dubois	Director	55	Commenced on April 15, 2018 for a term ending March 31, 2019

The following is a brief description of the business experience of our executive officers and directors:

Ajay Sikka, Chairman and Director, President and Chief Financial Officer

Ajay Sikka, age 51, was appointed to our Board as its Chairman the Board appointed him as our Chief Executive Officer, President, Chief Financial and Accounting Officer on July 19, 2017. From May 2014 to the present, Mr. Sikka has served as Chief Executive Officer of OmniM2M, Inc., an IIoT hardware, software and services company. From March 2011 to the present, Mr. Sikka has also served as Chief Executive Officer of Ci2i Services, Inc., an IIoT analytics and marketing company that is focused on providing services and support to enterprise customers, including Microsoft, Staples, Accenture, and Pactera. From April 2004 to Feb 2011, Mr. Sikka served as Senior Director at Microsoft Corp. in Redmond, Washington, where he worked in multiple teams, including Law & Corporate affairs, Central IT, and Business Strategy. He also managed Microsoft’s CloudCRM team that provided Customer Relationship Management (CRM) services within Microsoft. From April 2000 to March 2004, Mr. Sikka served as Chief Executive Officer of IndiaHQ Solutions, Inc., a content provider (Websites, newspapers, Yellow pages) for the South Asian community. That company was sold in 2004. From April 1996 to April 2000, Mr. Sikka served as Group Manager at Microsoft Corp. in Redmond, Washington where he drove Microsoft’s internet business and content management initiatives with telecommunications and Internet service providers. He arrived at Microsoft subsequent to Microsoft’s purchase of Vermeer, that made the FrontPage product. Mr. Sikka is an active angel investor and board of director member for startup companies and new ventures in the Seattle area.

Lloyd T. Spencer, Vice President & Secretary

Lloyd Spencer, age 63, is a member of our Board and was appointed to our Board and as our Vice President and Secretary on July 19, 2017. From September 20, 2007 to the present, Mr. Spencer has also served as President and CEO of Open Road Shipping, Inc., formerly known as CoroWare, whose business is currently in a state of transition. From October 2004 to June 2006, Mr. Spencer was a co-founder and President of CoroWare, Inc., a Washington State private company that was acquired by Innova Holdings, Inc., which is now known as Open Road Shipping, Inc. From July 2006 until present, Mr. Spencer has served in multiple position in CoreWare, Inc. From June 2002 to September 2004, Mr. Spencer was Vice President of Sales at Planet Technologies, a systems integration company based in Germantown, MD. From November 1996 to August 2001, Mr. Spencer was Solutions Unit Manager and Group Product Manager at Microsoft in Redmond, Washington. Prior to Microsoft, Mr. Spencer served as Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems. Mr. Spencer began his career as a software development engineer at Hewlett-Packard Corporation in Cupertino, California. Mr. Spencer received his Bachelor’s degree from Cornell University in 1980 with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

James Dubois, Director

James Dubois, age 55, is an indepedent member of our Board and was appointed to our Board on April 15, 2018 until our next annual shareholders’ meeting in March 2019. Mr. Dubois currently serves as Global IT Advisor and a member of the board of directors of Expeditors International, a transportation and logistics company (NASDAQ: EXPD) headquartered in Seattle, WA. In his capacity at Expeditors, Mr. Dubois has guided IT and business transformation, corporate governance, customer-focused strategic product/service development, security and risk management. From 1993 until September 2017, Mr. Dubois served in various roles with Microsoft Corporation. These roles included leading IT and product teams for application development, infrastructure and service management. He also served as Microsoft’s Chief Information Security Officer and spent several years working from Asia and then Europe, learning the Microsoft field business while running the respective regional IT teams. Before joining Microsoft, Mr. DuBois worked for the company now called Accenture, focusing on financial and distribution systems. He has degrees in computer science and business (accounting). Since leaving Microsoft in September 2017, Mr. DuBois has authored a book on modern IT and currently speaks on this topic. He also serves on the technical advisory boards of several startups.

Possible Potential Conflicts

The OTC MARKETS on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

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We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and three directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We believe Mr. Dubois is an independent director and his involvement with Expeditors does not present a conflict of interest. TransportIQ operates trucks and Expeditors offers supply chain and logistic solutions. Expeditors does not own or operate any trucks, ships or aircraft. They purchase transportation capacity from their partners so we do not believe there is any conflict of interest.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In September 30, 2009, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our first Offering Circular.

Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until their successor(s) have been elected. Our directors’ terms of office expire on March 31, 2019. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past five years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

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(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors’ liability insurance at such time when we have the resources to do so.

EXECUTIVE COMPENSATION

None of our executive officers have received any compensation for the last two fiscal years. Mr. Dubois’ annual compensation will be $25,000 in the form of our restricted common stock, which will be issued after this offering is effective. We are issuing him this compensation for services rendered to us by him and our board has determined this to be fair and reasonable and the amount of shares will be based on our market price once our stock is quoted on the OTC Markets. In the event that our stock is not quoted, then we will use the most recent price that we sold shares to investors.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended December 31, 2017; however, we have agreed to issued $25,000 in restricted stock to our director, James Dubois, as discussed above.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

The following is a summary of long-term debt - related parties as of September 30, 2018 and December 31, 2017:

		2018	2017
Promissory note - CEO	(a)	$720,457	$591,512

Note payable - shareholder	(b)	32,000	32,000

Promissory note – related party	(c)	15,000	-

Note payable – related party	(d)	45,000	45,000
		$812,457	$668,512

(a)	This is a loan from the CEO entered into January 1, 2015, and is unsecured. The loan bears interest at 15% annually (1.25% monthly). During the nine months ended September 30, 2018, the CEO made additional advances of $140,848, and the Company repaid $11,903. Interest expense on this loan for the nine months ended September 30, 2018 was $81,050. Accrued interest on this loan at September 30, 2018 is $271,181.

(b)	Notes payable to Satinder Thiara entered into May 25, 2016 ($22,000), December 13, 2016 ($10,000), May 1, 2018 ($10,000) and May 14, 2018 ($10,000) at interest rate of 15% annually (1.25% monthly). These are unsecured loans. Interest expense on these loans for the nine months ended September 30, 2018 was $3,600 Accrued interest on these loans at September 30, 2018 is $10,600. Satinder Thiara is a shareholder of the Company and the CEO’s wife.

(c)	Promissory note from Kunaal Sikka, the CEO’s son, dated September 13, 2018, in the amount of $15,000, maturing on December 31, 2019, and accruing interest at an annual rate of 12%.

(d)	Note payable to Swarn Singh, father-in-law of the CEO, entered into January 2017 ($25,000) and February 2017 ($20,000), at interest rate of 15% annually (1.25% monthly). This is an unsecured loan. Interest expense on this loan for the nine months ended September 30, 2018 was $5,063. Accrued interest on this loan at September 30, 2018 is $11,396. Both notes are due December 31, 2018. This note is included in Note 4, Long-term debt, in the Company’s financial statements.

The entire balance is reflected as a current liability as the amounts are due on demand.

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We believe that each reported transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

Lloyd Spencer, our Vice President, Secretary and Director is the President & CEO of CoroWare, Inc., fka Open Road Shipping, Inc. Open Road Shipping was a logistics and transportation company and Mr. Spencer’s activities with respect to it may have presented him with a potential conflict. However, on February 13, 2018, CoroWare announced that it was dramatically changing its strategic focus and is now focused on the natural resource sector through joint venture partnerships. Therefore, we do not believe any conflict of interest exists with respect to Mr. Spencer’s role in CoroWare.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Regarding any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in offering circulars where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Offering Circular, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of June 30, 2018, we had 27,297,960 shares of common stock outstanding, which are held by 52 shareholders. There are not any pending or anticipated arrangements that may cause a change in control.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The percentages of common stock beneficially owned are calculated on the basis of 27,297,960 total common shares issued and outstanding after giving effect to the Share Exchange Agreement and the percentage of Series A Preferred Stock is based on the 50,000 shares issued and outstanding.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Preferred A Stock	Ajay Sikka (1) 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	50,000	100.00%

Common Stock	Ajay Sikka 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	15,154,384	55.51%

Common Stock	Lloyd T. Spencer 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	0	0.00%

Common Stock	All Officers and Directors as a Group (2 persons)	15,154,384	55.51%

Preferred Stock	All Officers and Directors as a Group (2 persons)	50,000	100.00%

5% or Greater

Common Stock	Virandra Sikka 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	3,264,412	11.96%

Common Stock	Ajay Sikka 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	15,154,384	55.51%
		18,418,796	67.48%
Preferred Stock	Ajay Sikka 14205 S.E. 36th St., Suite 100 Bellevue, WA 98006	50,000	100.00%

1 Ajay Sikka is our controlling shareholder. Under the terms of the Series A Preferred Stock, he is entitled to 50,000 votes of common stock for each share of Series A Preferred Stock, thereby effectively giving him, in addition to his 15,154,384 common share votes, an additional 2,500,000,000 common share votes.

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DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of California on September 10, 2009. We were initially authorized to issue 50,000,000 shares of common stock, no par value per share. We were also authorized to issue 10,000,000 shares of preferred stock, no par value, in series as fixed by our directors. On July 14, 2017, we amended our Articles of Incorporation and increased our common shares to 300,000,000, par value $0.0001 per share and changed our preferred shares to $0.0001 par value. On July 21, 2017, we filed a Certificate of Determination to authorize 50,000 Series A preferred shares. As of the date of this Offering Circular, there are 50,000 Series A preferred shares outstanding.

Common Stock

Our articles of incorporation authorize the issuance of 300,000,000 shares of common stock with $0.0001 par value per share. As of the date of this Current Report, there are 27,297,960 shares of our common stock issued and outstanding held by 52 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

Cumulative Voting

Holders of our common stock have cumulative voting rights as Section 708 of the California Corporations Code provides for cumulative voting for the election of directors and the express provisions of Section 708 will govern the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast the total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. However, a shareholder may not cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and unless a shareholder has given notice at the Annual Meeting and prior to the voting of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders (including those voting by proxy) may then cumulate their votes. The candidates receiving the highest number of votes up to the number of directors to be elected will be elected. To the extent our bylaws may be interpreted to conflict with cumulative voting rights, the provisions of Section 708 will govern and our shareholders will have cumulative voting rights.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

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Cash Dividends

As of the date of this Offering Circular, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, in series as fixed by our directors. As of the date of this Current Report, there are 50,000 Series A preferred shares outstanding held by one stockholder who is also our Chairman and CEO.

We may issue the Preferred stock in series with preferences and designations as our directors may from time to time determine. The board may, without shareholders’ approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

Stock Transfer Agent

We have engaged Equity Stock Transfer, LLC as our stock transfer agent. Their address is 237 West 37th Street, Suite 602, New York, NY 10018, telephone number of (212) 575-5757.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the exercise of outstanding notes, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering and assuming the maximum Offered Shares are sold, we will have outstanding 44,297,960 shares of our Common Stock, based on the number of shares outstanding as of September 30, 2018. This also includes 17,000,000 shares that we are selling in this Offering and the 7,055,596 shares that our Selling Security Holders are selling, which shares may be resold in the public market immediately following this Offering, and assumes no additional conversion of any convertible notes.

The 20,242,364 shares of Common Stock that were not offered and sold in this Offering as well as shares issuable upon the conversion of the convertible notes will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

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PLAN OF DISTRIBUTION

In General

We are offering a maximum of 17,000,000 Offered Shares and our Selling Security Holders are offering a maximum of 7,055,596 Offered Shares on a best-efforts basis, at a fixed price of $1.00 per Offered Share; any funds derived from our Offered Shares in this offering will be immediately available to us for our use and any funds received by our Selling Security Holders from their Offered Shares in this offering will be immediately available to them. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we or the Selling Security Holders are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. All funds received by the Selling Security Holders from this offering will be immediately available for use by them. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us or by the Selling Security Holders.

We intend to sell the Offered Shares in this offering through registered broker dealers and through the efforts of our Chief Executive Officer, Ajay Sikka and our Vice President and Secretary, Lloyd Spencer. Messrs. Sikka and Spencer will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Sikka and Mr. Spencer are exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Sikka and Mr. Spencer:

●	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	are not an associated person of a broker or dealer; and

●	meet the conditions of the following:

●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

●	were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 7% on the sale of Offered Shares effected by the broker-dealer. If an underwriter is later selected to assist in this Offering, we will be required to amend this Offering Circular to include the disclosures required regarding engaging an underwriter to assist in this Offering.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please go to www.traqiq.com and electronically receive and review the information set forth on such website.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement; and

●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.traqiq.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

There is no minimum purchase required for the Offered Shares in this offering.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See Risk Factors).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in all states covered by the Tier 2 exemption. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of future states in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular in duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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SELLING SECURITY HOLDERS

We are registering, for offer and sale, shares of common stock held by 49 of our shareholders, which consist of the Selling Security Holders listed below. The Selling Security Holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. In regard to the shares offered under Rule 415, we undertake in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that a public exchange will grant us a listing. Moreover, if a public exchange grants us a listing for our common stock, the Selling Security Holders will be limited to selling the shares at $1.00 per share (the set offering price per share pursuant to this prospectus).

The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. Other than Mark Salter, who is an underwriter, we are not aware of any Selling Security Holders being a broker-dealer or being affiliated with a broker-dealer. Each of the other Selling Security Holders may be deemed to be an underwriter in this offering.

As of the date of this prospectus, our officers and director, Ajay Sikka, Chairman, Chief Executive Officer, Chief Financial Officer; and Lloyd Spencer, Secretary, own 15,154,384 and 0 common shares, respectively, which are subject to Rule 144 restrictions. There are currently 52 shareholders of our common stock.

We base the percentages determined in these calculations upon the 27,297,960 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
Donald P. Hateley 620 Newport Center Drive, Suite 1100 Newport Beach, CA 92660	243,812	0.893	243,812	0	0.00
Alena Borisova 969 Manzanita Los Angeles, CA 90029	100,000	0.366	100,000	0	0.00
Sherry M. Goggin 1520 N. Gilbert St. Fullerton, CA 92833	55,500	0.203	55,500	0	0.00
Dave Poltl 14 Castletree Rancho Santa Margarita, CA 92688	12,000	0.044	12,000	0	0.00

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Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
John Mackay 26211 Via Oceano Mission Viejo, CA 92691	252	0.001	252	0	0.00
Darren Marold 6400 Crescent Park E, #222 Playa Vista, CA 90094	300	0.001	300	0	0.00
Jason Hayes 3129 Helms Ave. Los Angeles, CA 90034	300	0.001	300	0	0.00
James Parisi 27742 Torija Mission Viejo, CA 92691	252	0.001	252	0	0.00
Sirisat Khalsa 672 Ivy St. San Francisco, CA 94102	300	0.001	300	0	0.00
Henri Mazari 2100 Marshallfield Lane Redondo Beach, CA 90278	300	0.001	300	0	0.00
Albert Sarkis 426 Vine Street Glendale, CA 91204	6,000	0.022	6,000	0	0.00
Joseph Bradley 80 Hickory Road Braintree, MA 02184	3,000	0.011	3,000	0	0.00
Robert Levitan 943 S. Sycamore Los Angeles, CA 90036	200	0.001	200	0	0.00
Chris Amico 306 Leonard St., #H2 Brooklyn, NY 11211	300	0.001	300	0	0.00
Stephen Zawadzkas 306 Leonard St., #J1 Brooklyn, NY 11211	800	0.003	800	0	0.00
Brian Tattrie 24 Heather Lane Manchester, CT 06040	200	0.001	200	0	0.00
Karen Hofmann 1424 Orchard Rd. Mountainside, NJ 07092	200	0.001	200	0	0.00
Matt Hofmann 1424 Orchard Rd. Mountainside, NJ 07092	200	0.001	200	0	0.00
Lisa Matondi 7 Central St. Brookfield, MA 01506	200	0.001	200	0	0.00
Christopher Merow 7 Central St. Brookfield, MA 01506	200	0.001	200	0	0.00
Michael Matondi III 52405 Shining Star Lane La Quinta, CA 92253	50,000	0.183	50,000	0	0.00
Michael Matondi, Jr. 23 Westcott Rd. Hopedale, MA 01747	200	0.001	200	0	0.00

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Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
Michael Matondi, Sr. 26 Pine St. Medway, MA 02053	200	0.001	200	0	0.00
Joseph Parisi 5340 W. 122nd St. Hawthorne, CA 90250	200	0.001	200	0	0.00
Gary L. Blum 3278 Wilshire Blvd., #603 Los Angeles, CA 90010	200,000	0.733	200,000	0	0.00
Dadmehr Naimi 2389 Cape Horn Ave. Coquitlam BC V3R 2P2 Canada	2,044	0.007	2,044	0	0.00
Reggie Autar 11336 Hillview Place Surrey BC V3S 0C4 Canada	18,196	0.067	18,196	0	0.00
Jenny Santos 1646 Greenfield Ave., #307 Los Angeles, CA 90025	1,000	0.004	1,000	0	0.00
Swarn Thiara 6704 126th St. SE Snohomish, WA 98296	2,600,000	9.525	2,600,000	0	0.00
Mark Salter 1836 Parnell Ave., #202 Los Angeles, CA 90025	1,800	0.007	1,800	0	0.00
Krishnan Thyagarajan 24801 SE 20th Court Sammamish, WA 98075	808,812	2.963	808,812	0	0.00
Sandeep Soni 2547 Stoner Ave Los Angeles, CA 90064	64,704	0.237	64,704	0	0.00
Le Suprama LLC(2) 5527 171st Ave SE Bellevue, WA 98006	117,560	0.431	117,560	0	0.00
Shital Doshi-Shah LLC(3) 4515 196th St Se Bothell,, WA 98012	282,084	1.033	282,084	0	0.00
Ashish Pandey 5120 NE 54th St Seattle, WA 98105	47,024	0.172	47,024	0	0.00
Karan Khanna 2805 95th Ave NE Clyde Hill, WA 98004	70,536	0.258	70,536	0	0.00
Swan Venture Fund LLC(4) 8756 122nd Ave NE Kirkland, WA 98033	352,680	1.292	352,680	0	0.00
Vinay Gupta 10377 240th Court NE Redmond, WA 98053	105,640	0.387	105,640	0	0.00
Mukund Ghangurde 19465 SE 28th Place Sammamish, WA 98075	105,640	0.387	105,640	0	0.00

47

Name and Address of Beneficial Owners of Common Stock	Ownership Before Offering	% Before Offering (1)	Total Shares Offered for Sale	Total Shares After Offering	% Owned After Offering
James G W Reed & Beverly Reed 5101 228th Ave NE Redmond, WA 98053	422,556	1.548	422,556	0	0.00
Rajnish Mishra 8253 SE 36th St Mercer Island, WA 98040	105,640	0.387	105,640	0	0.00
Michael Stevens 1626 106th Ave SE Bellevue, WA 98004	105,640	0.387	105,640	0	0.00
Bo Industries, LLC 19217 SE 45th Place Issaquah, WA 98027	316,924	1.161	316,924	0	0.00
W & W Group LLC (Jian Wu) 5023 E Mercer, WAy Mercer Island, WA 98040	211,280	0.774	211,280	0	0.00
Walter Boris Benadof 102 N 57th St Seattle, WA 98103	105,640	0.387	105,640	0	0.00
Dan Clem 1524 14th Ave S, Unit B Seattle, WA 98144	7,076	0.026	7,076	0	0.00
Satinder Thiara 4826 194th Ave SE Issaquah, WA 98027	422,556	1.548	422,556	0	0.00
Prakash Sundaresan 8507 217th Ave NE Redmond, WA 98052	42,260	0.155	42,260	0	0.00
Sin Lew 10700 NE 4th St, Unit 3902 Bellevue, WA 98004	63,388	0.232	63,388	0	0.00
	7,055,596	25.85%	7,055,596	0	0.00%

1)	Based on 27,297,960 common shares outstanding prior to the primary offering.
2)	Le Suprama is a Washington State limited liability company. The natural person who has shared voting and investment power over Le Suprama is Sunil Shah (100%).
3)	Shital Doshi-Shah, LLC is a Washington State limited liability company. The natural person who has shared voting and investment power over Shital Doshi-Shah is Shital Doshi-Shah (100%).
4)	Swan Venture Fund LLC is a Washington State limited liability company. The natural person(s) who has shared voting and investment power over Swan Venture Fund is James Reed (50%) and Beverly Reed (50%).
5)	Bo Industries, LLC is a Washington State limited liability company. The natural person who has shared voting and investment power over Bo Industries is Michael Tuohy (100%).
6)	W & W Group LLC is a Washington State limited liability company. The natural person who has shared voting and investment power over W & W Group is Jian Wu (100%).

Except as pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

As a group, the 49 Selling Security Holders are hereby registering 7,055,596 common shares. The price per share is $1.00 and will remain so for the duration of this Offering.

In the event the Selling Security Holders receive payment for the sale of their shares, we will not receive any of the proceeds from such sales. We are bearing all expenses in connection with the registration of the shares of the Selling Security Holders.

Gary Blum, our prior sole director and officer and Michael F. Matondi, III, our prior officer: (1) had a material relationship with us, other than as a shareholder as noted above, since inception (September 10, 2009) until July 19, 2017, and (2) were either an officer or director of us. Donald P. Hateley was our majority shareholder from inception until the Company’s change of control on July 19, 2017.

48

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by the Law Offices of Gary L. Blum, Los Angeles, California.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included in reliance upon the reports, which include an explanatory paragraph as to the Company’s ability to continue as a going concern, of KBL, LLP, independent registered public accounting firms, appearing elsewhere herein, and upon the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

49

FINANCIAL STATEMENTS

Part I – Financial Information

Item 1. Financial Statements (Unaudited)

TRAQIQ, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

Current Assets:
Cash	$708	$1,718
Accounts receivable, net	28,573	4,193
Prepaid expenses	7,134	-
Total current assets	36,415	5,911

TOTAL ASSETS	$36,415	$5,911

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Current portion of long term debt - related parties	$812,457	$623,512
Current portion of long term debt	55,213	78,063
Convertible debt - related parties, net of discounts	270,084	199,957
Accounts payable and accrued expenses	492,352	365,203
Total current liabilities	1,630,106	1,266,735
Total Liabilities	1,630,106	1,266,735

Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized Series A convertible preferred stock, $0.0001 par value, 50,000 shares issued and outstanding	5	5
Common stock, $0.0001 par value, 300,000,000 shares authorized, 27,297,960 shares issued and outstanding	2,730	2,730
Additional paid in capital	12,355	12,355
Accumulated deficit	(1,608,781)	(1,275,914)

Total Stockholders’ Deficit	(1,593,691)	(1,260,824)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$36,415	$5,911

See accompanying notes to condensed consolidated unaudited financial statements.

F-1

TRAQIQ, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

REVENUE	$31,124	$6,574	$192,692	$18,759
COST OF REVENUE	4,393	-	174,578	-
GROSS PROFIT	26,731	6,574	18,114	18,759

OPERATING EXPENSES:
Salaries and salary related costs	1,735	38,455	18,938	38,455
Professional fees	46,569	17,950	132,223	37,200
Rent expense	190	-	2,047	15,713
General and administrative expense	16,416	1,378	59,328	10,405
Total operating expenses	64,910	57,783	212,536	101,773

OPERATING LOSS	(38,179)	(51,209)	(194,422)	(83,014)

OTHER INCOME (EXPENSE):
Rental income, net of reserves	-	11,685	-	11,685
Interest expense	(76,349)	(29,555)	(138,445)	(52,324)
Total other expense	(76,349)	(17,870)	(138,445)	(40,639)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(114,528)	(69,079)	(332,867)	(123,653)

Provision for income taxes	-	-	-	-

NET LOSS	$(114,528)	$(69,079)	$(332,867)	$(123,653)

Net loss per share - Basic and Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	27,297,960	22,341,440	27,297,960	9,715,544

See accompanying notes to condensed consolidated unaudited financial statements.

F-2

TraqIQ, Inc.

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2018 and 2017

(Unaudited)

	2018	2017
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(332,867)	$(123,653)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	1,629
Amortization of debt discounts	20,127	6,897
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(24,380)	1,443
(Increase) decrease in prepaid expenses	(7,134)	8,476
Increase in accounts payable and accrued expenses	138,778	37,183
Net cash used in operating activities	(205,476)	(68,025)

CASH FLOWS FROM INVESTING ACTIVITES
Cash from merger	-	558
Net cash provided by investing activities	-	558

CASH FLOWS FROM FINANCING ACTIVITES
Repayments of line of credit	-	(75,000)
Repayments of long term debt - related parties	(11,903)	(79,744)
Repayments of long term debt	(56,380)	(12,683)
Proceeds from long term debt	66,900	45,000
Proceeds from the sale of preferred stock to related party	-	10,000
Proceeds from long term debt - related parties	155,849	178,951
Proceeds from convertible debt - related parties	50,000	-
Net cash provided by financing activities	204,466	66,524

NET DECREASE IN CASH	(1,010)	(943)

CASH - BEGINNING OF PERIOD	1,718	5,942

CASH - END OF PERIOD	$708	$4,999

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid in cash	$7,225	$-
Income taxes paid in cash	$-	$-

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired and (liabilities assumed) in reverse merger and acquisition of Omni:
Cash	$-	$558
Accounts receivable	-	4,341
Prepaid expenses	-	23,726
Property and equipment	-	1,907
Stockholder advances	-	(306,421)
Short term financing obligations	-	(18,969)
Accounts payable	-	(86,996)
	$-	$(381,854)

See accompanying notes to condensed consolidated financial statements.

F-3

TraqIQ, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

TraqIQ, Inc. (along with its wholly owned subsidiaries, referred to herein as the “Company”) was incorporated in the State of California on September 9, 2009 as Thunderclap Entertainment, Inc. On July 14, 2017, Thunderclap Entertainment, Inc. changed its name to TraqIQ, Inc. On July 19, 2017, the Company entered into a Share Exchange Agreement (“share Exchange”) with the stockholders of OmniM2M, Inc. (“OmniM2M”) and Ci2i Services, Inc. (“Ci2i”) whereby the stockholders of Omni and Ci2i agreed to exchange all of their respective shares, representing 100% ownership in OmniM2M and Ci2i in exchange for 12,000,000 shares of the Company’s common stock, respectively. The Share Exchange was accounted for as a reverse merger whereas Ci2i is considered the accounting acquirer and TraqIQ,Inc. is considered the accounting acquiree. Accordingly, the condensed consolidated financial statements included the accounts of Ci2i for all periods presented and the accounts of TraqIQ, Inc. and Omni, which was acquired by the Company on July 19, 2017 since the date of acquisition. For accounting purposes, the acquisition of Omni is recorded at historical cost in accordance with Accounting Standard Codification (“ASC”) 805-50-25-2 as this is considered an acquisition of entities under common control as the management of the Company and Omni control the activities of the respective companies. Prior to the merger with Ci2i and acquisition of Omni, the Company was considered a shell company under Rule 12b-2 of the Exchange Act. On December 1, 2017, The Company entered into a Share Purchase Agreement (the “Share Exchange Agreement”) with Ajay Sikka (“Sikka”), the sole shareholder of Transport IQ, Inc. whereby Sikka agreed to sell all of the shares in TransportIQ, Inc. (“TransportIQ”) in exchange for $18,109, in the form of cancellation of all of the debt of TransportIQ that is owed to the Company. The transaction became effective upon the execution of the Share Exchange Agreement by Sikka and the Company; and Transport IQ, Inc, is now a wholly-owned subsidiary of the Company. Because TransportIQ was commonly controlled and owned, the transaction was recorded at the historical carrying value of TransportIQ’s assets and liabilities.

Ci2i is an innovative and growth-oriented services company founded in 1998 that develops and deploys intelligent technologies and products in order to meet the demand for sustainable, integrated solutions to contemporary business needs. Ci2i is a consulting services company that provides marketing and technical services to its clients. These services are delivered both on a Project and a Time & Materials basis. The primary focus has been in the Analytics and Intelligence segments. The Company typically does not own any IP, as all the work is done on behalf of the clients. The Company does most of its business with Microsoft and is looking to diversify into other segments and customers.

OmniM2M was formed in 2014 and is an innovative and growth-oriented company that develops and deploys “Internet of Things” (IoT) and “Mobile to Mobile” (M2M) products in order to meet the demand for sustainable, integrated solutions to contemporary business needs.

TransportIQ was formed in the State of Nevada on September 8, 2017. TransportIQ is long haul trucking carrier business that comprises contract drivers and owner operators. TransportIQ’s customers include leading third-party logistics and supply chain management providers such as C.H. Robinson and PAM Transport, Inc. TransportIQ plans to differentiate itself from traditional carriers through the adoption of new technologies that can help TransportIQ create competitive advantages in the transportation industry, including:

●	Industrial Internet of Things (IIoT) tracking devices
●	Data Analytics software that can help dispatchers improve efficiency and profitability
●	Blockchain transaction software to improve efficiencies with third party logistics companies

F-4

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission. The condensed consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These condensed consolidated financial statements should be read in conjunction with a reading of the Company’s consolidated financial statements and notes thereto included in Form 10-K filed with the SEC on March 13, 2018. Interim results of operations for the nine months ended September 30, 2018 are not necessarily indicative of future results for the full year.

Forward Stock Split

On April 12, 2018, the Company amended its Articles of Incorporation to forward split all outstanding shares of common stock such that all issued and outstanding shares of Common Stock shall be automatically combined and reclassified such that each share of Pre-Forward Split Stock shall be combined and reclassified into four shares of Common Stock. The number of shares for all periods presented has been retroactively restated to reflect the forward split.

Consolidation

The consolidated financial statements include the accounts of TraqIQ, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, depreciative lives of our assets, determination of technological feasibility, and valuation allowances of our deferred tax assets. Actual results could differ from those estimates.

Reclassification

Certain prior period amounts  have been reclassified to conform with current period presentation with no effect on the Company’s net loss, total assets, liabilities equity or cash flows.

Cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company has no cash equivalents as of September 30, 2018.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns and doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. Management has determined that no allowance is required for the outstanding accounts receivable as of September 30, 2018.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method, however the new standard did not have a material impact on its consolidated financial position and consolidated results of operations, as it did not change the manner or timing of recognizing revenue.

Trucking Revenue

The Company’s contracts with customers are generally on a purchase order basis, and represent single stand-alone performance obligations that are satisfied at a point in time as defined in the new guidance. Accordingly, revenue for each contract is recognized when the Company’s performance obligation is complete.

F-5

Software Revenue

Revenue from software license agreements is recognized based on the Company’s satisfaction of distinct performance obligations identified in each agreement, generally at a point in time as defined by Topic 606, as amended. In instances where multiple performance obligations are identified, the Company allocates the transaction price to each performance obligation based on relative selling prices of each distinct product or service, and recognizes revenue related to each performance obligation at the points in time that each performance obligation is satisfied.

The following is a summary of revenue for the nine months ended September 30, 2018 and 2017, disaggregated by type:

	2018	2017
Trucking Revenue	$145,488	$-
Software Revenue	47,194	18,759
	$192,692	$18,759

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes”. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, stockholder advances, short term financing and convertible debt approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. An uncertain number of shares underlying convertible debt have been excluded from the computation of loss per share because their impact was anti-dilutive.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

F-6

Recently Issued Accounting Standards

In August 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2016-15, “Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments”. The amendments in this update provided guidance on eight specific cash flow issues. This update is to provide specific guidance on each of the eight issues, thereby reducing the diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years and interim periods beginning after December 31, 2017. Early adoption is permitted. The Company has adopted this standards effective January 1, 2018 with no significant impact on its consolidated financial position, results of operations and liquidity.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”. ASU 2016-02 changes the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-02 on its consolidated financial statements.

In May 2014, August 2015 and May 2016, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, ASU 2015-14, “Revenue from Contracts with Customers, Deferral of the Effective Date”, and ASU 2016-12, “Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients”, respectively, which implement ASC Topic 606. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance under US GAAP, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for annual periods beginning after December 15, 2017, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2016. These ASUs may be applied retrospectively with a cumulative adjustment to retained earnings in the year of adoption. The Company has adopted this standards effective January 1, 2018 with no significant impact on its consolidated financial position, results of operations and liquidity.

In January 2017, the FASB issued ASU 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to simplify the annual or interim goodwill impairment test. A public business entity that is a U.S. SEC filer must adopt the amendments in this update for its annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company has adopted this standard effective January 1, 2018, which did not a significant impact on its consolidated financial position, results of operations and liquidity.

In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805), Clarifying the Definition of a Business. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. Public business entities must apply the amendments in this update to annual periods beginning after December 15, 2017. Early application is permitted under certain conditions. The Company has adopted this standards effective January 1, 2018 with no significant impact on its consolidated financial position, results of operations and liquidity.

In June 2017, the FASB issued ASU 2017-13, Financial Instruments-Credit Losses. The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the income statement will reflect the measurement of credit losses for newly-recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard will be effective for the calendar year ending December 31, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

In August 2017, the FASB issued Accounting Standards Updated 2017-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments” (ASU 2017-15). The standard addresses eight specific cash flow issues to reduce diversity in practice in how certain cash receipts and cash payments are presented on the Statements of Cash Flows. ASU 2017-15 is effective for fiscal years and interim periods within those years beginning after December 15, 2017. The amendments require a retrospective approach to adoption and early adoption is permitted, including in an interim period. The Company has adopted this standard effective January 1, 2018, which did not have a significant impact on its consolidated financial position, results of operations and liquidity.

F-7

There were other updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company has an accumulated deficit of $1,608,781 and a working capital deficit of $1,593,691, as of September 30, 2018. As a result of these factors, Management has determined that there is substantial doubt about the Company ability to continue as a going concern.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company plans to raise additional capital to carry out its business plan. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing, the successful development of the Company’s contemplated plan of operations, ultimately, to profitable operations are necessary for the Company to continue operations.

NOTE 3: LONG-TERM DEBT RELATED PARTIES

The following is a summary of long-term debt - related parties as of September 30, 2018 and December 31, 2017:

		2018	2017
Promissory note - CEO	(a)	$720,457	$591,512

Note payable - Satinder Thiara	(b)	32,000	32,000

Promissory note – Kunaal Sikka	(c)	15,000	-

Notes payable - Swarn Singh	(d)	45,000	45000
		$812,457	$668,512

(a)	This is a loan from the CEO entered into January 1, 2015, and is unsecured. The loan bears interest at 15% annually (1.25% monthly). During the nine months ended September 30, 2018, the CEO made additional advances of $140,848, and the Company repaid $11,903. Interest expense on this loan for the nine months ended September 30, 2018 was $81,050. Accrued interest on this loan at September 30, 2018 is $271,181.

(b)	Notes payable to Satinder Thiara entered into May 25, 2016 ($22,000), December 13, 2016 ($10,000), May 1, 2018 ($10,000) and May 14, 2018 ($10,000) at interest rate of 15% annually (1.25% monthly). These are unsecured loans. Interest expense on these loans for the nine months ended September 30, 2018 was $3,600 Accrued interest on these loans at September 30, 2018 is $10,600. Satinder Thiara is a shareholder of the Company and the CEO’s wife.

(c)	Promissory note from Kunaal Sikka, the CEO’s son, dated September 13, 2018, in the amount of $15,000, maturing on December 31, 2019, and accruing interest at an annual rate of 12%.

(d)	Note payable to Swarn Singh, father-in-law of the CEO, entered into January 2017 ($25,000) and February 2017 ($20,000), at interest rate of 15% annually (1.25% monthly). This is an unsecured loan. Interest expense on this loan for the nine months ended September 30, 2018 was $5,063. Accrued interest on this loan at September 30, 2018 is $11,396. Both notes are due December 31, 2018.

The entire balance is reflected as a current liability as the amounts are due on demand.

F-8

NOTE 4: LONG-TERM DEBT

The following is a summary of long-term debt as of September 30, 2018 and December 31, 2017:

		2018	2017
Promissory notes - Kabbage	(a)	$32,994	$33,063
Promissory notes – Loan Builder	(c)	16,219	-
Other	(d)	6,000	-
Total		55,213	33,063
Current portion		55,213	33,063
Total - net of current portion		$-	$-

(a)	Multiple monthly loan agreements with Kabbage. Each of these loans has a six-month duration with interest and fees spread over the 6 months.

(b)	Business loan agreement in the amount of $18,000, payable in 52 weekly payments of $409, including interest.

(c)	Note payable to a driver for $7,500, issued in May 2018 as consideration for services, due in June 2018, and bearing no interest. During the nine months ended September 30, 2018, the Company made a payment of $1,500 against the note and the Company has withheld payment of the remaining amount pending receipt of amounts due from the service provider. This note is non-interest bearing.

NOTE 5: CONVERTIBLE DEBT – RELATED PARTIES

In connection with the reverse merger in July 2017, the Company and two stockholders, who had provided related party advances to the Company, agreed to exchange their related party advances for 6% Convertible Promissory Notes that were originally due on January 15, 2018 (the “Notes”) in the amount of $68,077. From August 2017 through November 2017, the Company issued additional notes in the principal amount of $100,000. In January 2018, the holders of the Notes agreed to extend the maturity to April 30, 2018, and in April 2018, agreed to further extend the maturity of certain notes to June or July 2018. During the nine months ended September 30, 2018, the maturity of the notes were further extended to March 31, 2019. The Notes bear simple interest at 6% unless the Company defaults, which increases the interest rate to 10%. The Holders, at their option, can elect to convert the principal plus any accrued interest, into shares of the Company’s common stock at a conversion rate equal to eighty percent (80%) of the average closing share price as quoted on the OTC Markets for the five (5) trading days prior to the date of conversion. During the nine months ended September 30, 2018, the Company received additional proceeds from a related party of $50,000 (from Satinder Thiara, wife of CEO and Dharam V. Sikka, father of CEO) pursuant to a convertible note payable issued in April and May 2018, with the same interest rate and conversion terms as the Notes described above, initially maturing on September 30, 2018, which has been extended to March 31, 2019. Because the Notes are convertible into a variable number of shares of common stock based on a fixed dollar amount, in accordance with ASC Topic 480, the notes are recorded at the fair value of the shares issuable upon conversion. The excess of the fair value of shares issuable over the face value of the Notes is recorded as a discount to the noted to be amortized in to interest expense over the term of the note. The following summarizes the carrying value of convertible debt as of September 30, 2018:

Face value of the notes	$218,077
Excess of the fair value of shares issuable over the face value of the Notes	54,507
Unamortized discount	(2,500)
$270,084

F-9

NOTE 6: STOCKHOLDERS’ DEFICIT

Series A Convertible Preferred Stock

On July 19, 2017, the Company approved the issuance of 50,000 shares of its Series A Convertible Preferred Stock to its CEO and, on August 1, 2017, the Company sold and issued the 50,000 shares of its Series A Convertible Preferred Stock to its CEO at a price of $0.20 per share for $10,000.

Each outstanding share of Series A Convertible Preferred Stock is convertible into the number of shares of the Company’s common stock (the “Common Stock”) determined by dividing the Stated Value by the Conversion Price as defined below, at the option of any Series A Convertible Preferred Stock shareholder in whole or in part, at any time commencing no earlier than six (6) months after the issuance date; provided that any conversion under this section must be made during the ten (10) day period immediately following the date on which the corporation files with the Securities and Exchange Commission any periodic report on form 10-Q, 10-K or the equivalent form; provided further that, any conversion under this Section IV: (a) shall be for a minimum Stated Value of $500 of Series A Convertible Preferred Stock.

The Conversion Price for each share of Series A Convertible Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than par value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTC Markets, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices) (the “Per Share Market Value”).

Common Stock

As of September 30, 2018, the Company has 27,297,960 shares issued and outstanding.

On April 12, 2018, the Company amended its Articles of Incorporation to forward split all outstanding shares of common stock such that all issued and outstanding shares of Common Stock shall be automatically combined and reclassified such that each share of Pre-Forward Split Stock shall be combined and reclassified into four shares of Common Stock. The number of shares for all periods presented has been retroactively restated to reflect the forward split.

nOTE 7: CONCENTRATIONS

During the nine months ended September 30, 2018, the Company had two major customers comprising 88% of sales. A major customer is defined as a customer that represents 10% or greater of total sales. There was no accounts receivable for these customers as of September 30, 2018. During the nine months ended September 30, 2018, approximately 83% of the Company’s cost of sales was incurred with five entities, for which $41,384 is included in accounts payable as of September 30, 2018. The Company does not believe that the risk associated with these customers or vendors will have an adverse effect on the business.

nOTE 8: CONTINGENCY

During the nine months ended September 30, 2018, the Company charged an independent truck driver approximately $190,000 pursuant to its agreement with the driver, which entitled the Company to fees equal to $800 per day for the driver’s failure to return a trailer owned by the Company with the period prescribed by the agreement. The Company has not recognized this as income due to uncertainty of payment and will record as other income during the period in which amounts are collected.

F-10

FINANCIAL STATEMENTS

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of TraqIQ, Inc. (formerly Thunderclap Entertainment, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TraqIQ, Inc. (formerly Thunderclap Entertainment, Inc.) (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses and needs to obtain additional financing to continue the services they provide. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

We have served as the Company’s auditor since 2017.

KBL, LLP

New York, NY

March 12, 2018

F-12

TRAQIQ, INC.

(FORMERLY THUNDERCLA ENTERTAINMENT, INC.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS

Current Assets:
Cash	$1,718	$5,942
Accounts receivable, net	4,193	-
Prepaid expenses and other current assets	-	3,668
Total current assets	5,911	9,610

Property and equipment, net	-	-
TOTAL ASSETS	$5,911	$9,610

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Note payable - bank	$-	$75,000
Current portion of long term debt - related parties	657,675	249,298
Current portion of long term debt	-	11,866
Convertible debt - related parties, net of discounts	199,957	-
Accounts payable and accrued expenses	330,203	106,657
Total current liabilities	1,187,835	442,821

Long term debt, net of current portion	45,000	-
Total Liabilities	1,232,835	442,821

Stockholders’ Deficit:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized Series A convertible preferred stock, $0.0001 par value, 50,000 shares and 0 shares issued and outstanding, respectively	5	-
Common stock, $0.0001 par value, 400,000,000 shares authorized, 106,824,250 and 824,250 shares issued and outstanding, respectively	682	82
Additional paid in capital	14,403	4,408
Accumulated deficit	(1,242,014)	(437,701)

Total Stockholders’ Deficit	(1,226,924)	(433,211)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,911	$9,610

See notes to consolidated financial statements.

F-13

TRAQIQ INC. AND SUBSIDIARIES

(FORMERLY THUNDERCLA ENTERTAINMENT, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	2017	2016

REVENUE	$62,980	$218,387
COST OF REVENUE	55,739	-
GROSS PROFIT	7,241	218,387

OPERATING EXPENSES:
Salaries and salary related costs	50,093	27,191
Professional fees	101,228	106,030
Rent expense	27,033	55,726
General and administrative expense	97,077	40,569
Total operating expenses	275,431	229,516

OPERATING INCOME (LOSS)	(268,190)	(11,129)

OTHER INCOME (EXPENSE):
Gain on sale of fixed assets	-	5,945
Rental income	11,685	49,160
Interest expense	(110,936)	(50,747)
Total other income (expense)	(99,251)	4,358

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(367,441)	(6,771)

Provision for income taxes	-	-

NET LOSS	$(367,441)	$(6,771)

Net Loss per share - Basic and Diluted	$(0.03)	$(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	11,755,997	16,485,000

See notes to consolidated financial statements.

F-14

TRAQIQ INC. AND SUBSIDIARIES

(FORMERLY THUNDERCLA ENTERTAINMENT, INC.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance - January 1, 2016	-	$-	824,250	$82	$4,408	$(430,930)	$(426,440)

Net loss for the year	-	-	-	-	-	(6,771)	(6,771)

Balance - December 31, 2016	-	-	824,250	82	4,408	(437,701)	(433,211)

Reverse merger	-	-	3,000,000	300	-	(69,070)	(68,770)

Acquisition of Omni	-	-	3,000,000	300	-	(313,385)	(313,085)

Acquisition of Transport IQ	-	-	-	-	-	(54,417)	(54,417)

Sale of Series A Preferred stock for cash - officer	50,000	5	-	-	9,995	-	10,000

Net loss for the year	-	-	-	-	-	(367,441)	(367,441)

Balance - December 31, 2017	50,000	$5	6,824,250	$682	$14,403	$(1,242,014)	$(1,226,924)

See notes to consolidated financial statements.

F-15

TRAQIQ INC. AND SUBSIDIARIES

(FORMERLY THUNDERCLA ENTERTAINMENT, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	2017	2016
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(367,441)	$(6,771)
Adjustments to reconcile net loss to net cash used in operating activities

Depreciation	1,852	2,418
Amortization of debt discounts	30,516	-
Gain on sale of property	-	(5,945)
Changes in assets and liabilities
Decrease in accounts receivable	-	39,326
Decrease in prepaid expenses	37,827	-
Decrease in deferred revenue	-	(15,000)
Increase (decrease) in accounts payable and accrued expenses	100,261	(19,869)
Net cash used in operating activities	(196,985)	(5,841)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash from reverse merger	557	-
Proceeds from sale of property	-	5,945
Investment in Transport IQ	-
Net cash advanced to Transport IQ	(26,944)	-
Net cash (used in) provided by investing activities	(26,387)	5,945

CASH FLOWS FROM FINANCING ACTIVITES
Repayment of line of credit	(75,000)	-
Proceeds from long term debt - related parties	439,940	81,811
Repayment of long term debt - related parties	(169,957)	-
Proceeds from sale of preferred stock to related party	10,000	-
Proceeds from long term debt	45,000	-
Repayments of long term debt	(30,835)	(83,041)
Net cash provided by financing activities	219,148	(1,230)

NET DECREASE IN CASH	(4,224)	(1,126)

CASH - BEGINNING OF YEAR	5,942	7,068

CASH - END OF YEAR	$1,718	$5,942

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid in cash	$80,420	$22,958
Income taxes paid in cash	$-	$-

SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired and (liabilities assumed) in reverse merger and acquisition of Omni and Transport IQ:

Net cash paid	$(26,386)	$-
Issuance of common stock	$(10,600)
Accounts receivable	14,626	-
Prepaid expenses	23,726	-
Property and equipment	1,907	-
Stockholder advances	(306,421)	-
Short term financing obligations	(18,969)	-
Accounts payable	(124,754)	-
Net liabilities assumed	$(446,871)	$-

See notes to consolidated financial statements.

F-16

TRAQIQ INC. AND SUBSIDIARIES

(FORMERLY THUNDERCLA ENTERTAINMENT, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

TraqIQ, Inc. (along with its wholly owned subsidiaries, referred to herein as the “Company”) was incorporated in the State of California on September 9, 2009 as Thunderclap Entertainment, Inc. On July 14, 2017, Thunderclap Entertainment, Inc. changed its name to TraqIQ, Inc. On July 19, 2017, the Company entered into a Share Exchange Agreement (“share Exchange”) with the stockholders of OmniM2M, Inc. (“OmniM2M”) and Ci2i Services, Inc. (“Ci2i”) whereby the stockholders of OmniM2M and Ci2i agreed to exchange all of their respective shares, representing 100% ownership in OmniM2M and Ci2i in exchange for 3,000,000 shares of the Company’s common stock, respectively. The Share Exchange was accounted for as a reverse merger whereas Ci2i is considered the accounting acquirer and TraqIQ,Inc. is considered the accounting acquiree. Accordingly, the consolidated financial statements included the accounts of Ci2i for all periods presented and the accounts of TraqIQ, Inc. and OmniM2M, which was acquired by the Company on July 19,2017 since the date of acquisition. For accounting purposes, the acquisition of OmniM2M is recorded at historical cost in accordance with Accounting Standard Codification (“ASC”) 805-50-25-2 as this is considered an acquisition of entities under common control as the management of the Company and OmniM2M control the activities of the respective companies. Prior to the merger with Ci2i and acquisition of OmniM2M, the Company was considered a shell company under Rule 12b-2 of the Exchange Act. On December 1, 2017, The Company entered into a Share Purchase Agreement (the “Share Exchange Agreement”) with Ajay Sikka (“Sikka”), the sole shareholder of Transport IQ, Inc. whereby Sikka agreed to sell all of the shares in TransportIQ, Inc. (“TransportIQ”) in exchange for $18,109, in the form of cancellation of all of the debt of TransportIQ that is owed to the Company. The transaction became effective upon the execution of the Share Exchange Agreement by Sikka and the Company; and Transport IQ, Inc, is now a wholly-owned subsidiary of the Company. Because TransportIQ was commonly controlled and owned, the transaction was recorded at the historical carrying value of TransportIQ’s assets and liabilities,

Ci2i is an innovative and growth-oriented services company founded in 1998 that develops and deploys intelligent technologies and products in order to meet the demand for sustainable, integrated solutions to contemporary business needs. Ci2i is a consulting services company that provides marketing and technical services to its clients. These services are delivered both on a Project and a Time & Materials basis. The primary focus has been in the Analytics and Intelligence segments. The Company typically does not own any IP, as all the work is done on behalf of the clients. The Company does most of its business with Microsoft and is looking to diversify into other segments and customers.

OmniM2M was formed in 2014 and is an innovative and growth-oriented company that develops and deploys “Internet of Things” (IoT) and “Mobile to Mobile” (M2M) products in order to meet the demand for sustainable, integrated solutions to contemporary business needs.

TransportIQ was formed in the State of Nevada on September 8, 2017. TransportIQ is long haul trucking carrier business that comprises contract drivers and owner operators. TransportIQ’s customers include leading third-party logistics and supply chain management providers such as C.H. Robinson and PAM Transport, Inc. TransportIQ plans to differentiate itself from traditional carriers through the adoption of new technologies that can help TransportIQ create competitive advantages in the transportation industry, including:

●	Industrial Internet of Things (IIoT) tracking devices
●	Data Analytics software that can help dispatchers improve efficiency and profitability
●	Blockchain transaction software to improve efficiencies with third party logistics companies

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the regulations of the United States Securities and Exchange Commission. The consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity.

F-17

Consolidation

The consolidated financial statements include the accounts of TraqIQ, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. These estimates include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable, depreciative lives of our assets, determination of technological feasibility, and valuation allowances of our deferred tax assets. Actual results could differ from those estimates.

Cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company has no cash equivalents as of December 31, 2017.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns and doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. Management has determined that no allowance is required for the outstanding accounts receivable as of December 31, 2017.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.

FASB Codification Topic 360 “Property, Plant and Equipment” (ASC 360), requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The application of ASC 360 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Intangible assets with definite useful lives are stated at cost less accumulated amortization. OmniM2M has had and currently does have computer software development underway, however, has determined that the costs associated with this development, currently do not meet the requirements for capitalization under ASC 985-20-25. OmniM2M will continue to monitor the development of such software in relationship to the requirements under the ASC in the future to determine if capitalization is warranted.

The Company will assess the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable at the time they do have intangible assets. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

F-18

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company will measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Management has determined that no impairment of long-lived assets is required for the years ended December 31, 2017 and 2016.

Software Costs

OmniM2M accounts for software development costs in accordance with ASC 985.730, Software Research and Development, and ASC 985-20, Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of OmniM2M’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established. ASC 985-20 specifies that “technological feasibility” can only be established by the completion of a “detailed program design” or if no such design is prepared, upon the completion of a “working model” of the software. OmniM2M’s development process does not include a detailed program design. Management believes that such a design could be produced in the early stages of development but would entail significant wasted expense and delay. Consequently, ASC 985-20 requires that development costs be recorded as an expense until the completion of a “working model”. In OmniM2M’s case, the completion of a working model does not occur until shortly before the time when the software is ready for sale.

Revenue Recognition

Revenue primarily consists of the sale of consulting services. Revenue is recognized when the following criteria have been met:

Evidence of an arrangement exists. The Company considers a customer purchase order, service agreement, contract, or equivalent document to be evidence of an arrangement.

Delivery has occurred. Delivery is considered to have occurred when Ci2i consultants have delivered the items detailed in the PO or contract.

The fee is fixed or determinable. The Company considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment and payment terms are standard, which is generally 30-60 days.

Collection is deemed reasonably assured. Collection is deemed reasonably assured if it is expected that the customer will be able to pay amounts under the arrangement as payments become due. If it is determined that collection is not reasonably assured, then revenue is deferred and recognized upon cash collection, or is reversed and not recognized at all.

For Ci2i, revenue is measured upon completion based on achieving milestones detailed in the agreements with its customers. Costs of providing services, including services accounted for in accordance with ASC 605-35, are expensed as incurred. If it is determined that either services or milestones were not fully completed, or are for a monthly fee for a period of time, revenue is deferred over the life of that agreement and amortized into current year revenue ratably over the life of the agreement.

OmniM2M for its software revenue will recognize revenues in accordance with ASC 985-605, Software Revenue Recognition.

Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectability is probable. In software arrangements that include more than one element, OmniM2M allocates the total arrangement fee among the elements based on the relative fair value of each of the elements.

F-19

OmniM2M enters into arrangements that can include various combinations of software, services, and hardware. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. OmniM2M uses a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence, and (iii) best estimate of selling price (“ESP”). For software elements, OmniM2M follows the industry specific software guidance which only allows for the use of VSOE in establishing fair value. Generally, VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace.

ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. The process for determining ESPs requires judgment and considers multiple factors that may vary over time depending upon the unique facts and circumstances related to each deliverable.

When the arrangement with a customer includes significant production, modification, or customization of the software, OmniM2M recognizes the related revenue using the percentage-of-completion method in accordance with the accounting guidance and certain production-type contracts contained in ASC 605-35, Construction-Type and Production-Type Contracts. OmniM2M uses the percentage of completion method provided all of the following conditions exist:

●	the contract includes provisions that clearly specify the enforceable rights regarding goods or services to be provided and received by the parties, the consideration to be exchanged and the manner and terms of settlement;

●	the customer can be expected to satisfy its obligations under the contract;

●	OmniM2M can be expected to perform its contractual obligations; and

●	reliable estimates of progress towards completion can be made.

OmniM2M measures completion based on achieving milestones detailed in the agreements with the customers. Costs of providing services, including services accounted for in accordance with ASC 605-35, are expensed as incurred.

Transport IQ generates revenue through the sale of trucking services and charges its customers based on the number of miles driven. The Company recognizes revenue for trucking services during the period in which delivery is completed.

The Company does not believe that the implementation of changes to ASC Topic 606, which were effective for the Company on January 1, 2018, will have a significant impact on its revenue recognition polices.

Uncertain Tax Positions

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes”. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued expenses, stockholder advances, short term financing and convertible debt approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

F-20

Recoverability of Long-Lived Assets

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. An uncertain number of shares underlying convertible debt have been excluded from the computation of loss per share because their impact was anti-dilutive.

Related Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Recently Issued Accounting Standards

In August 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2016-15, “Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments”. The amendments in this update provided guidance on eight specific cash flow issues. This update is to provide specific guidance on each of the eight issues, thereby reducing the diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years and interim periods beginning after December 31, 2017. Early adoption is permitted. The Company does not believe implementing this guidance will have a significant impact on its consolidated financial position, results of operations and liquidity.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”. ASU 2016-02 changes the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-02 on its consolidated financial statements.

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In May 2014, August 2015 and May 2016, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, ASU 2015-14, “Revenue from Contracts with Customers, Deferral of the Effective Date”, and ASU 2016-12, “Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients”, respectively, which implement ASC Topic 606. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance under US GAAP, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statements users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for annual periods beginning after December 15, 2017, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2016. These ASUs may be applied retrospectively with a cumulative adjustment to retained earnings in the year of adoption. The Company has reviewed its current customer arrangements and does not believe implementing this guidance will have a significant impact on its consolidated financial position, results of operations and liquidity because none of its current customer agreements provide for the bundling of products and services, and separate performance obligations are clearly distinguishable and currently recognized on a basis consistent with this ASU.

In January 2017, the FASB issued ASU 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to simplify the annual or interim goodwill impairment test. A public business entity that is a U.S. SEC filer must adopt the amendments in this update for its annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not believe implementing this guidance will have a significant impact on its consolidated financial position, results of operations and liquidity.

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In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805), Clarifying the Definition of a Business. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. Public business entities must apply the amendments in this update to annual periods beginning after December 15, 2017. Early application is permitted under certain conditions. The Company does not believe implementing this guidance will have a significant impact on its consolidated financial position, results of operations and liquidity.

In February 2017, the FASB issued ASU 2017-02, Leases. The standard requires all leases with lease terms over 12 months to be capitalized as a right-of-use asset and lease liability on the balance sheet at the date of lease commencement. Leases will be classified as either finance or operating. This distinction will be relevant for the pattern of expense recognition in the income statement. This standard will be effective for the calendar year ending December 31, 2019. The Company is currently in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In March 2017, the FASB issued ASU 2017-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU 2017-09 is effective for the Company beginning January 1, 2017. The Company adopted the new guidance on January 1, 2017. The adoption of this guidance did not have a material impact on its consolidated results of operations and financial position.

In June 2017, the FASB issued ASU 2017-13, Financial Instruments-Credit Losses. The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the income statement will reflect the measurement of credit losses for newly-recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard will be effective for the calendar year ending December 31, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

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In August 2017, the FASB issued Accounting Standards Updated 2017-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments” (ASU 2017-15). The standard addresses eight specific cash flow issues to reduce diversity in practice in how certain cash receipts and cash payments are presented on the Statements of Cash Flows. ASU 2017-15 is effective for fiscal years and interim periods within those years beginning after December 15, 2017. The amendments require a retrospective approach to adoption and early adoption is permitted, including in an interim period. The Company does not believe implementing this guidance will have a significant impact on its consolidated financial position, results of operations and liquidity.

There were other updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows

Going Concern

The Company’s consolidated financial statements are prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. As of December 31, 2017, the Company had a working capital deficit of approximately $1.3 million. For the years ended December 31, 2017 and 2016, the Company generated operating losses of approximately $302,000 and $11,000, respectively, and used approximately $195,000 and $6,000 in operations, respectively. Based on the above factors, the Company believes there is substantial doubt regarding the Company’s ability to continue as a going concern for the next 12 months. The Company’s consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company is implementing its business plan and strategies, the success of which will depend on the Company’s ability to raise debt or equity capital from third party investors. The Company expects the it will continue to incur operating losses and use cash in operations for the at least the next twelve months. There can be assurance that Company will be successful in raising the necessary capital to implement its business plan, and once the business plan is fully implemented, that it will be able to achieve profitable operations.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2017 and December 31, 2016:

	2017	2016
Furniture and fixtures	$2,784	$-
Office equipment	15,186	11,926
M2M equipment	14,126	-
Subtotal	32,096	11,926
Accumulated Depreciation	(32,096)	(11,926)
Net	$-	$-

Depreciation expense for the years ended December 31, 2017 and 2016 was $1,852 and $2,418, respectively. There was no impairment on these assets for this period. The Company sold $5,945 of fully depreciated property and equipment in 2016. The Company recorded a gain on the sale of the property and equipment of $5,945. The amounts for 2016 represent the property and equipment of Ci2i.

NOTE 4: NOTE PAYABLE - BANK

The Company had a $75,000 Line of Credit at a 4.5% interest with Wells Fargo bank. The line of credit was secured by the Company’s assets and was personally guaranteed by the company’s CEO. The balance of the line of credit was $75,000 as of December 31, 2016. The balance of the line of credit was repaid during the year ended December 31, 2017 and no amounts remain outstanding.

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NOTE 5: LONG-TERM DEBT RELATED PARTIES

The following is a summary of long-term debt - related parties as of December 31, 2017 and 2016:

		2017	2016
Promissory note - CEO.	(a)	$591,512	$226,707

Amounts due to OmniM2M. These advances eliminate in consolidation for 2017 as a result of the reverse merger.	(b)	-	12,591

Note payable - shareholder.	(c)	32,000	10,000
		$623,512	$249,298

(a)	These are advances from the CEO are unsecured and bear interest at 15% annually (1.25% monthly). Interest expense on this loan for the years ended December 31, 2017 and 2016 was $64,100 and $22,131, respectively. Accrued interest on this loan at December 31, 2017 is $190,131.

(b)	This is an unsecured note (advance) from OmniM2M. These funds are used to pay for the employee benefits of OmniM2M. There is no interest charged on this amount, and the companies have common shareholders and management.

(c)	Note payable to Satinder Thiara entered into December 13, 2016, at interest rate of 15% annually (1.25% monthly). This is an unsecured loan. During the year ended December 31, 2017, the Company received an additional $22,000 pursuant to this Note payable. Interest expense on this loan for the year ended December 31, 2017 and 2016 was $4,800 and $2,200, respectively. Accrued interest on this loan at December 31, 2017 is $7,000. Satinder Thiara is a shareholder of the Company.

The entire balance is reflected as a current liability as the amounts are due on demand.

NOTE 6: LONG-TERM DEBT

The following is a summary of long-term debt as of December 31, 2017 and 2016:

		2017	2016
Promissory notes - Kabbage	(a)	$33,063	$11,866
Notes payable - Swarn Singh	(b)	45,000	-
Total		78,063	11,866
Current portion		78,063	11,866
Total - net of current portion		$-	$-

(a)	Multiple monthly loan agreements with Kabbage. Each of these loans has a six-month duration with interest and fees spread over the 6 months.

(b)	Note payable to Swarn Singh entered into January 2017 ($25,000) and February 2017 ($20,000), at interest rate of 15% annually (1.25% monthly). This is an unsecured loan. Interest expense on this loan for the year ended December 31, 2017 was $6,333. Accrued interest on this loan at December 31, 2017 is $6,333. Both notes are due December 31, 2018.

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NOTE 7: CONVERTIBLE DEBT – RELATED PARTIES

In connection with the reverse merger in July 2017, the Company and two stockholders, who had provided related party advances to the Company, agreed to exchange their related party advances for 6% Convertible Promissory Notes due on January 15, 2018 (the “Notes”) in the amount of $68,077. The maturity dates of the July 2017 notes were extended to April 30, 2018. See Note 10. From August 2017 through November 2017, the Company issued additional notes in the principal amount of $100,000. From July The Notes bear simple interest at 6% unless the Company defaults, which increases the interest rate to 10%. The Holders, at their option, can elect to convert the principal plus any accrued interest, into shares of the Company’s common stock at a conversion rate equal to eighty percent (80%) of the average closing share price as quoted on the OTC Markets for the five (5) trading days prior to the date of conversion. Because the Notes are convertible into a variable number of shares of common stock based on a fixed dollar amount, in accordance with ASC Topic 480, the notes are recorded at the fair value of the shares issuable upon conversion. The excess of the fair value of shares issuable over the face value of the Notes is recorded as a discount to the noted to be amortized in to interest expense over the term of the note. The following summarizes the carrying value of convertible debt as of December 31, 2017:

Face value of the notes	$168,077
Excess of the fair value of shares issuable over the face value of the Notes	42,007
Unamortized discount	(10,127)
$199,957

For the year ended December 31, 2017, interest expense on convertible notes – related parties totaled $34,230, which included $30,466 of debt discount amortization. Accrued interest on convertible notes – related parties totaled $3,764 as of December 31, 2017.

NOTE 8: STOCKHOLDERS’ DEFICIT

On July 14, 2017, the “Company”) amended its Articles of Incorporation to i) increase its authorized common stock from 50,000,000 shares , no par value to 300,000,000, $0.0001 par value, ii) increase its authorized $0.0001 par value preferred stock to 10,000,000shares; and (iii) reverse split all outstanding shares of common stock (“Pre-Reverse Split Stock”) such that each twenty (20) shares of Pre-Reverse Split Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of the Company’s Common Stock, par value $0.0001 per share. Share amounts for all periods presented have been retroactively adjusted to reflect the reverse split in accordance with SAB Topic 4C. The Company had 824,250 shares issued and outstanding post-split and prior to the reverse merger with Ci2i on July 19, 2017.

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Series A Convertible Preferred Stock

On July 19, 2017, the Company approved the issuance of 50,000 shares of its Series A Convertible Preferred Stock to its CEO and, on August 1 2017, the Company sold and issued the 50,000 shares of its Series A Convertible Preferred Stock to its CEO at a price of $0.20 per share for $10,000.

Each outstanding share of Series A Convertible Preferred Stock is convertible into the number of shares of the Company’s common stock (the “Common Stock”) determined by dividing the Stated Value by the Conversion Price as defined below, at the option of any Series A Convertible Preferred Stock shareholder in whole or in part, at any time commencing no earlier than six (6) months after the issuance date; provided that any conversion under this section must be made during the ten (10) day period immediately following the date on which the corporation files with the Securities and Exchange Commission any periodic report on form 10-Q, 10-K or the equivalent form; provided further that, any conversion under this Section IV: (a) shall be for a minimum Stated Value of $500 of Series A Convertible Preferred Stock.

The Conversion Price for each share of Series A Convertible Preferred Stock in effect on any Conversion Date shall be (i) eighty five percent (85%) of the average closing bid price of the Common Stock over the twenty (20) trading days immediately preceding the date of conversion, (ii) but no less than par value of the Common Stock. For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTC Markets, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices) (the “Per Share Market Value”).

Common Stock

On July 19, 2017, the Company issued 3,000,000 shares of common stock to the former shareholders of Ci2i pursuant to the Share Exchange Agreement. The acquisition of Ci2i was considered a reverse merger with Ci2i the accounting acquiror.

In addition, on July 19, 2017, the Company acquired OmniM2M. For accounting purposes, the acquisition of OmniM2M is recorded at historical cost in accordance with ASC 805-50-25-2 as this is considered an acquisition of entities under common control as the management of the Company and OmniM2M control the activities of the respective companies. The Company issued 3,000,000 shares to the former shareholders of OmniM2M in this acquisition.

The common stock was recorded at the historical basis of the net liabilities assumed as a result of the Share Exchange Agreement. As a result, the net liabilities assumed totaled $313,085 and was charged to accumulated deficit.

As of December 31, 2017, the Company has 6,824,250 shares issued and outstanding.

nOTE 9: CONCENTRATIONS

Revenues

During the year ended December 31, 2017, the Company had two major customers comprising 70% of sales. During the year ended December 31, 2016, the Company had two major customers comprising 61% of sales. A major customer is defined as a customer that represents 10% or greater of total sales. Accounts receivable for one of these customers totaled $4,043, or 96% of total accounts receivable, as of December 31, 2017. The Company does not believe that the risk associated with these customers will have an adverse effect on the business.

Purchases

During the year ended December 31, 2017, three major vendors accounted for 83% of the Company’s cost of revenue. A major vendor is defined as a vendor that represents 10% or greater of total purchases. The Company does not believe that the risk associated with these vendors will have an adverse effect on the business. No amounts were owed to these vendors as of December 31, 2017.

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NOTE 10: PROVISION FOR INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2017 and 2016 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2017 and 2016:

	2017	2016
Federal income taxes at statutory rate	34.00%	34.00%
State income taxes at statutory rate	7.50%	7.50%
Permanent differences	0.04%	(0.00)%
Impact of Tax Reform Act	(23.07)%	(0.00)%
Change in valuation allowance	(18.47)%	(41.50)%
Totals	0.00%	0.00%

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

	As of	As of
	December 31, 2017	December 31, 2016
Deferred tax assets:
Net operating losses before non-deductible items	$226,110	$148,818
Total deferred tax assets	226,110	148,818
Less: Valuation allowance	(226,110)	(148,818)

Net deferred tax assets	$-	$-

As of December 31, 2017, the Company has a net operating loss carry forward of $839,775 expiring through 2037. The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. Furthermore, the net operating loss carry forward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code. The valuation allowance was increased by $77,292 in 2017.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. The Act decreases the U.S. corporate federal income tax rate from a maximum of 35% to a flat 21% effective January 1, 2018. The impact of the re-measurement on the Corporation’s net deferred tax asset, as of December 31, 2017, was an approximately $31,000 decrease in deferred tax assets, with a corresponding decrease in the Company’s valuation allowance, and no impact on income tax expense. The Act also includes a number of other provisions including, among others, the elimination of net operating loss carrybacks and limitations on the use of future losses, the repeal of the Alternative Minimum Tax regime and the repeal of the domestic production activities deduction. These provisions are not expected to have a material effect on the Corporation.

Given the significant complexity of the Act and anticipated additional implementation guidance from the Internal Revenue Service, further implications of the Act may be identified in future periods.

nOTE 11: SUBSEQUENT EVENTS

In January 2018, the Company executed an amendment to extend the maturity dates from January 15, 2018 to April 30, 2018, of convertible debt with aggregate outstanding principal balances as of December 31, 2017 of $ 68,077.

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Part III - Exhibits

Exhibit Number	Description
5.1	Legal Opinion
10.1	Master Supplier Services Agreement
11.1	Consent Opinion of KBL, LLP

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on December 21, 2018.

TRAQIQ, INC.

By:	/s/ Ajay Sikka
Ajay Sikka
Chief Executive Officer & Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ajay Sikka	Chief Executive Officer and Director (Principal Executive Officer	December 21 , 2018
Ajay Sikka	and Principal Financial Officer and Principal Accounting Officer)

/s/ Lloyd Spencer	Vice President, Secretary and Director	December 21, 2018
Lloyd Spencer

/s/ James Dubois	Director	December 21, 2018
James Dubois